UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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 Filed by a Party other than the Registrant ☐

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

SPECTRUM PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
STOCK OWNERSHIP
PROPOSAL 1 - ELECTION OF DIRECTORS
CLASS I DIRECTOR NOMINEES WHOSE TERMS EXPIRE IN 2006
CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2004
CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 2005
Director Compensation
Fiscal 2002 Board of Director Meetings
Board Committees
Certain Relationships and Related Transactions
Report of the Audit Committee
Change in Independent Public Accountants
Report of the Compensation Committee
Compensation Committee Interlocks and Insider Participation
Employment Agreements
Executive Compensation Summary Table
Option Grants for Fiscal 2002
Option Exercises and Values for Fiscal 2002
Equity Compensation Plan Information
Comparison of Cumulative Total Returns
PROPOSAL 2 — PROPOSAL TO APPROVE THE AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN, WHICH IN PART INCREASES THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE FROM 240,000 TO 1,219,000 AND INCREASES THE ANNUAL AWARD LIMIT FROM 29,600 SHARES TO 500,000 SHARES
Description of the 1997 Plan
Federal Income Tax Consequences
Vote Required for Approval and Recommendation of the Board of Directors
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
ADDITIONAL INFORMATION
ANNEX A - AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN
ANNEX B — AUDIT COMMITTEE CHARTER AND POWERS

Dear Fellow Stockholders,

Enclosed please find the proxy materials for the Annual Meeting of Stockholders scheduled on June 20, 2003 at 3:30 pm. We hope that you will be able to attend this year’s meeting, which will be held at our offices located at 157 Technology Drive in Irvine, California.

Your participation in voting the enclosed proxy is important, as stockholders are being asked to approve a proposal designed to motivate and reward the employees of your Corporation, as they seek to build on the progress made since our change in management and strategic direction in August of last year.

I encourage you to vote “yes” to approve proposal number two, which would increase the pool of available stock options that can be used to motivate and reward the employees of the Corporation. This increase is needed to cover the grant of stock options made to employees in September of 2002, as well as future grants. Without an increase, the grants in September would be voided and we will be unable to make additional grants. This would severely degrade our ability to attract and retain the people we need to make your Corporation succeed.

We have made a great deal of progress in refocusing the Company and rebuilding and restoring value for stockholders since August, and we look forward to making greater strides going forward. We have reduced monthly expenses from $1.7 million per month during the second quarter of last year, to approximately $500,000 per month, and the approval of this proposal will provide us an important tool to reward employees and keep them incentivized, while not increasing our monthly expenses. Furthermore, the stock options become valuable to employees because of price appreciation, bringing the interests of stockholders and employees together.

Please contact John McManus, Vice President, Finance and Strategic Planning if you have any questions about the proposal.

Thank you for your consideration and support, and I hope to see you at this year’s meeting.

Sincerely,

/s/ Rajesh C. Shrotriya

Rajesh C. Shrotriya, M.D.
Chairman, Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 20, 2003

To our Stockholders:

     The 2003 Annual Meeting of Stockholders of Spectrum Pharmaceuticals, Inc. (the “Company”) will be held at the Company’s corporate office located at 157 Technology Drive, Irvine, California, on Friday, June 20, 2003, beginning at 3:30 p.m., local time. At the Annual Meeting, the holders of the Company’s outstanding common stock will act on the following matters:

(1)	Election of three Class I directors, each for a term of three years;

(2)	Approval of the Amended and Restated 1997 Stock Incentive Plan, which in part increases the number of shares of common stock issuable from 240,000 to 1,219,000 and increases the annual award limit from 29,600 shares to 500,000 shares; and

(3)	Transact such other business as may properly come before the meeting.

     All holders of record of shares of Spectrum Pharmaceuticals, Inc. common stock (NASDAQ: SPPI) and Series D 8% Cumulative Convertible Voting Preferred Stock at the close of business on Friday, May 9, 2003 are entitled to vote at the Annual Meeting and any postponements or adjournments of the Annual Meeting.

     Please note that registration will begin at 3:00 p.m., and seating will begin immediately thereafter. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. It is important that your shares be represented; therefore, even if you presently plan to attend the Annual Meeting, PLEASE COMPLETE, SIGN, AND DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. If you do not attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

     I look forward to seeing you at the Annual Meeting.

Very truly yours,

/s/ Rajesh C. Shrotriya Rajesh C. Shrotriya, M.D. Chairman of the Board, Chief Executive Officer and President

May 16, 2003
Irvine, California

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	3
STOCK OWNERSHIP	5
PROPOSAL 1 - ELECTION OF DIRECTORS	10
Class I Director Nominees Whose Terms Expire in 2006	11
Class II Directors Whose Terms Expire in 2004	12
Class III Directors Whose Terms Expire in 2005	13
Director Compensation	14
Fiscal 2002 Board of Director Meetings	14
Board Committees	15
Certain Relationships and Related Transactions	15
Report of the Audit Committee	17
Change in Independent Public Accountants	18
Report of the Compensation Committee	19
Compensation Committee Interlocks and Insider Participation	21
Employment Agreements	21
Executive Compensation Summary Table	22
Option Grants for Fiscal 2002	23
Option Exercises and Values for Fiscal 2002	24
Equity Compensation Plan Information	24
Comparison of Cumulative Total Returns	25
PROPOSAL 2 - TO APPROVE THE AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN, WHICH IN PART INCREASES THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE FROM 240,000 TO 1,219,000 AND INCREASES THE ANNUAL AWARD LIMIT FROM 29,600 SHARES TO 500,000 SHARES	26
Description of the 1997 Plan	26
Federal Income Tax Consequences	28
Vote Required for Approval and Recommendation of the Board of Directors	29
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	29
OTHER MATTERS	30
ADDITIONAL INFORMATION	30
ANNEX A - Amended and Restated 1997 Stock Incentive Plan	A-1
ANNEX B - Audit Committee Charter	B-1

Spectrum Pharmaceuticals, Inc.
157 Technology Drive
Irvine, California 92618

___________________________________

PROXY STATEMENT
__________________________________

     This Proxy Statement contains information related to the Annual Meeting of Stockholders of Spectrum Pharmaceuticals, Inc. (the “Company”) to be held on Friday, June 20, 2003, beginning at 3:30 p.m., local time, at the Company’s corporate office located at 157 Technology Drive, Irvine, California 92618, and at any postponements or adjournments thereof. This Proxy Statement and the accompanying Proxy is first being mailed to the Company’s stockholders on or about May 16, 2003.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

     At our Annual Meeting, stockholders will act upon the matters outlined in the notice of Annual Meeting on the cover page of this proxy statement, including the election of three Class I Directors, each for a term of three years and approval of the Amended and Restated 1997 Stock Incentive Plan, which in part increases the number of shares of common stock issuable from 240,000 to 1,219,000, and increases the annual award limit from 29,600 shares to 500,000 shares. In addition, following the Annual Meeting, management will report on the performance of the Company during fiscal 2002 and respond to questions from stockholders.

Who is entitled to vote at the Annual Meeting?

     Only stockholders of record at the close of business on May 9, 2003, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting, or any postponements or adjournments of the Annual Meeting. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting and, for any purpose germane to the Annual Meeting, at the principal business office of the Company, 157 Technology Drive, Irvine, California 92618, for a period of ten days prior to the Annual Meeting.

How many shares of the Company’s common stock and preferred stock are outstanding and what are the voting rights of the holders of those shares?

     On May 9, 2003, the record date for the Annual Meeting, 3,108,100 shares of the Company’s common stock (the “Common Stock”) and 444 shares of the Company’s Series D 8% Cumulative Convertible Voting Preferred Stock (the “Preferred Stock”) were outstanding. Each of the holders of the outstanding shares of the Common Stock will be entitled to one vote on each matter for each share of Common Stock held. Each of the holders of the Preferred Stock has full voting rights and powers equal to the voting rights and powers of holders of Common Stock and shall be entitled to vote with respect to any question upon which holders of Common Stock have the right to vote, voting together with the holders of Common Stock as one class. Each holder of the Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted on the record date at the then current conversion value as set forth in the Certificate of Designations, Rights and Preferences of the Preferred Stock which results in 4,255 votes per share of Preferred Stock on May 9, 2003. However, pursuant to the terms of the Certificate of Designations, the maximum number of votes that each holder, or group of holders as defined in Section 13D of the Exchange Act of 1934, of shares of Preferred Stock shall be entitled to shall not exceed 4.95% of the total number of shares of Common Stock then outstanding. Therefore, the holders of the Preferred Stock shall have a total of 979,569 votes on each matter at the Annual Meeting.

Who can attend the Annual Meeting?

     All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting, and guests may accompany each attendee. Registration will begin at 3:00 p.m., and seating will begin immediately thereafter. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport, if you intend to vote your shares at the Annual Meeting.

     Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.

What constitutes a quorum?

     The presence at the Annual Meeting of the holders of a majority of the outstanding shares of the Common Stock and the number of shares of Common Stock for which the holders of the shares of Preferred Stock have voting rights, present in person or by proxy and entitled to vote, will constitute a quorum, permitting the Annual Meeting to conduct its business. Proxies marked “withheld” as to any director nominee or “abstain” as to a particular proposal and broker non-votes (as defined below) are counted by the Company for purposes of determining the presence or absence of a quorum at the Annual Meeting for the transaction of business.

How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person. Ballots will be available for registered stockholders to vote in person at the Annual Meeting. “Street name” stockholders may not vote in person at the Annual Meeting and will need to obtain a proxy form from the broker or other nominee that holds their shares in order to vote their shares.

Can I vote by telephone or electronically?

     If you are a registered stockholder (that is, if you hold your stock in certificate form) you may not vote by telephone or electronically since we do not have that capability. Registered stockholders must follow the instructions included with that proxy card. If your shares are held in “street name”, please check the proxy card you received from your broker or nominee or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. The deadline for bank and broker clients to vote by telephone or the internet is 11:59 p.m. on Thursday, June 19, 2003.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is voted at the Annual Meeting by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy. If your shares are held in “street name”, please check the proxy card you received from your broker or nominee or contact your broker or nominee to determine how to change your vote.

What are the Board’s recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

•	FOR election of the three Class I director nominees, each for a term of three years (see Proposal 1);

•	FOR approval of the Amended and Restated 1997 Stock Incentive Plan, which in part increases the number of shares of common stock issuable from 240,000 to 1,219,000 and increases the annual award limit from 29,600 shares to 500,000 shares (see Proposal 2).

     With respect to other business that may properly come before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each Proposal?

     Election of Directors. The director nominees receiving the highest number of affirmative votes cast, in person or by proxy, at the meeting, up to the number of directors to be elected in each Class at the Annual Meeting (three Class I directors), shall be elected as directors. Accordingly, abstentions and broker non-votes will have no effect in determining which directors receive the highest number of votes.

     Proposal No. 2. For Proposal No. 2, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted as present and entitled to vote for purposes of the proposal. Accordingly, an abstention will have the effect of a negative vote.

     If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

STOCK OWNERSHIP

Who are the largest owners of the Company’s stock?

     Based on a review of filings with the Securities and Exchange Commission, the following table shows the amount of Spectrum Pharmaceuticals’ common stock beneficially owned (unless otherwise indicated) by holders of more than 5% of the outstanding shares of Spectrum Pharmaceuticals’ common stock.

	Preferred	Percent of	Common	Percent of	Percent of
	Shares	Preferred	Shares	Common	Shares Eligible
	Beneficially	Stock	Beneficially	Shares	to Vote on
Name and Address of Beneficial Owner	Owned	Outstanding	Owned (1)	Outstanding	May 9, 2003 (2)

Xmark Funds, Ltd. (3) 152 West 57th Street New York, NY 10019	134	30.18%	1,140,424	26.84%	4.95%
North Sound Capital LLC (4) 53 Forest Avenue, Suite 202 Old Greenwich, CT 06870	100	22.52%	851,064	21.50%	4.95%
SDS Merchant Fund, L.P. (5) 53 Forest Avenue, 2nd Floor Old Greenwich, CT 06870	100	22.52%	851,064	21.50%	4.95%
SCO Capital Partners LLC (6) 1285 Avenue of the Americas, 35th Floor New York, NY 10019	70	15.77%	595,744	16.08%	4.95%
ProMed Partners, L.P. (7) 237 Park Avenue, 9th Floor New York, NY 10017	30	6.76%	255,320	7.59%	4.95%
Mark M. Wheeler, M.D. (8) 57 Rue du Dr. Blanche 75016 Paris France	—	0.00%	306,000	9.74%	9.74%

	Preferred	Percent of	Common	Percent of	Percent of
	Shares	Preferred	Shares	Common	Shares Eligible
	Beneficially	Stock	Beneficially	Shares	to Vote on
Name and Address of Beneficial Owner	Owned	Outstanding	Owned (1)	Outstanding	May 9, 2003 (2)

Luigi Lenaz, M.D. (9) 157 Technology Drive Irvine, CA 92618	—	0.00%	234,690	7.10%	7.10%
Rajesh C. Shrotriya, M.D. (10) 157 Technology Drive Irvine, CA 92618	—	0.00%	196,676	5.99%	5.99%
Gram Laboratories, Inc. (11) 3189 Airway Avenue, Bldg. D Costa Mesa, CA 92626-4612	—	0.00%	158,864	5.11%	5.11%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock owned as of May 9, 2003 and shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of May 9, 2003, are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

(2)	Each of the holders of the Preferred Stock has full voting rights and powers equal to the voting rights and powers of holders of Common Stock and shall be entitled to vote with respect to any question upon which holders of Common Stock have the right to vote, voting together with the holders of Common Stock as one class. Each holder of the Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted on the record date at the then current conversion value as set forth in the Certificate of Designations, Rights and Preferences of the Preferred Stock. However, pursuant to the terms of the Certificate of Designations, the maximum number of votes that each holder of shares of Preferred Stock shall be entitled to shall not exceed 4.95% of the total number of shares of Common Stock then outstanding.

(3)	Xmark Funds, Ltd.’s beneficial ownership represents 570,212 shares of common stock subject to currently exercisable warrants and the effect of converting the 134 shares of Preferred Stock into 570,212 shares of Common Stock. However, pursuant to the terms of the Certificate of Designations, the maximum number of votes of Xmark Funds, Ltd. is limited to 4.95% of the total number of shares of Common Stock outstanding.

(4)	North Sound Capital LLC’s beneficial ownership represents 425,532 shares of common stock subject to currently exercisable warrants and the effect of converting the 100 shares of Preferred Stock into 425,532 shares of Common Stock. However, pursuant to the terms of the Certificate of Designations, the maximum number of votes of North Sound Capital LLC is limited to 4.95% of the total number of shares of Common Stock outstanding.

(5)	SDS Merchant Fund, L.P.’s beneficial ownership represents 425,532 shares of common stock subject to currently exercisable warrants and the effect of converting the 100 shares of Preferred Stock into 425,532 shares of Common Stock. However, pursuant to the terms of the Certificate of Designations, the maximum number of votes of SDS Merchant Funds, L.P. is limited to 4.95% of the total number of shares of Common Stock outstanding.

(6)	SCO Capital Partners, LLC’s beneficial ownership represents 297,872 shares of common stock subject to currently exercisable warrants and the effect of converting the 70 shares of Preferred Stock into 297,872 shares of Common Stock. However, pursuant to the terms of the Certificate of Designations, the maximum number of votes of SCO Capital Partners, LLC is limited to 4.95% of the total number of shares of Common Stock outstanding.

(7)	ProMed Partners, L.P.’s beneficial ownership represents 127,660 shares of common stock subject to currently exercisable warrants and the effect of converting the 30 shares of Preferred Stock into 127,660 shares of Common Stock. However, pursuant to the terms of the Certificate of Designations, the maximum number of votes of ProMed Partners, L.P. is limited to 4.95% of the total number of shares of Common Stock outstanding.

(8)	Based on a Schedule 13G filed with the Securities and Exchange Commission on May 1, 2003, Dr. Mark M. Wheeler reported sole voting and dispositive power over 306,000 shares of our common stock, which includes 101,000 shares beneficially owned by Dr. Mark Wheeler’s wife, Elizabeth H. Wheeler, 9,000 shares beneficially owned by Dr. Mark Wheeler’s daughter, Isabelle H. Wheeler, and 34,000 shares subject to a currently exercisable warrant.

(9)	Includes 163,250 shares of our common stock subject to stock options held by Dr. Luigi Lenaz (154,750 of which have been granted subject to stockholder approval of increases in both the aggregate number of shares issuable and the annual award limit under the 1997 Stock Incentive Plan), and 30,000 shares of our common stock subject to stock options held by his wife, Dianne DeFuria, which are currently exercisable or exercisable within 60 days of May 9, 2003, and 5,750 shares subject to a currently exercisable warrant.

(10)	Includes 174,100 shares of our common stock subject to stock options held by Dr. Shrotriya (145,000 of which have been granted subject to stockholder approval of increases in both the aggregate number of shares issuable and the annual award limit under the 1997 Stock Incentive Plan), which are currently exercisable or exercisable within 60 days of May 9, 2003. Does not include 200 shares of our common stock beneficially owned by Rick Shrotriya, Dr. Rajesh C. Shrotriya’s adult son, for which Dr. Shrotriya disclaims beneficial ownership.

(11)	Gram Laboratories, Inc. has reported sole ownership of these shares. This information is based upon the issuance by us of 198,864 shares of our common stock pursuant to the Settlement Agreement and Release dated as of October 22, 2002 by and between the Company and Gram Laboratories, Inc., and Gram Laboratories, Inc. subsequent sale of 40,000 shares of our common stock.

How much stock do the Company’s directors and executive officers own?

     The following table sets forth information, about our equity securities that are or may be beneficially owned by (i) each Named Executive Officer; (ii) each of our directors; and (iii) our directors and executive officers as a group. Unless otherwise noted, each stockholder has sole voting power and sole investment power with respect to securities shown in the table below.

	Shares
	Beneficially	Percent of Shares
Name and Address of Beneficial Owner	Owned (1)	Outstanding

Named Executive Officers
Rajesh C. Shrotriya, M.D. (2)	196,676	5.99%
Luigi Lenaz, M.D. (3)	234,690	7.10%
John L. McManus (4)	58,367	1.85%
Ashok Gore, Ph.D. (5)	12,383	*
Former Executive Officers
Alvin J. Glasky, Ph.D. (6)	116,168	3.65%
Samuel Gulko (7)	29,818	*
F. Jacob Huff, M.D. (8)	2,614	*
Directors/Director Nominees
Eric L. Nelson, Ph.D. (9)	8,090	*
Mark J. Glasky (10) (11)	7,329	*
Carol O’Cleireacain, Ph.D. (12)	7,030	*
Paul H. Silverman, Ph.D., D.Sc. (12)	7,030	*
Ann C. Kessler, Ph.D. (13)	5,750	*
Armin M. Kessler (13)	5,750	*
Julius A. Vida, Ph.D. (14)	7,000	*
All Executive Officers and Directors as a group (17 persons) (15)	782,097	20.91%

•     less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock owned as of May 9, 2003 and shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of May 9, 2003, are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

(2)	Includes 174,100 shares of our common stock subject to stock options held by Dr. Shrotriya (145,000 of which have been granted subject to stockholder approval of increases in both the aggregate number of shares issuable and the annual award limit under the 1997 Stock Incentive Plan), which are currently exercisable or exercisable within 60 days of May 9, 2003. Does not include 200 shares of our common stock beneficially owned by Rick Shrotriya, Dr. Rajesh C. Shrotriya’s adult son, for which Dr. Shrotriya disclaims beneficial ownership.

(3)	Includes 163,250 shares of our common stock subject to stock options held by Dr. Luigi Lenaz (154,750 of which have been granted subject to stockholder approval of increases in both the aggregate number of shares issuable and the annual award limit under the 1997 Stock Incentive Plan), and 30,000 shares of our common stock subject to stock options held by his wife, Dianne DeFuria, which are currently exercisable or exercisable within 60 days of May 9, 2003, and 5,750 shares subject to a currently exercisable warrant.

(4)	Includes 42,450 shares of our common stock subject to stock options held by Mr. McManus (39,250 of which have been granted subject to stockholder approval of increases in both the aggregate number of shares issuable and the annual award limit under the 1997 Stock Incentive Plan), which are currently exercisable or exercisable within 60 days of May 9, 2003. Also includes 7,322 shares owned by the John McManus SEP IRA.

(5)	Includes 12,000 shares of our common stock subject to stock options held by Dr. Gore (10,000 of which have been granted subject to stockholder approval of an increase in the aggregate number of shares issuable under the 1997 Stock Incentive Plan), which are currently exercisable or exercisable within 60 days of May 9, 2003.

(6)	Includes 71,200 shares of our common stock subject to stock options held by Dr. Alvin J. Glasky, which are currently exercisable or exercisable within 60 days of May 9, 2003. Also includes 160 shares owned by the Spectrum Pharmaceuticals, Inc. 401(k) Plan for the benefit of Dr. Glasky, and 925 shares beneficially owned by Dr. Glasky’s wife, Rosalie H. Glasky. Does not include 7,329 shares of our common stock beneficially owned by Mark J. Glasky and 14,078 shares of our common stock beneficially owned by Dr. Michelle S. Glasky, Dr. Alvin J. Glasky’s adult children, for which Dr. Glasky disclaims beneficial ownership. Mark J. Glasky is one of our directors.

(7)	Includes 28,240 shares of our common stock subject to stock options held by Mr. Gulko, which are currently exercisable or exercisable within 60 days of May 9, 2003, and 200 shares of our common stock owned by the Sam Gulko CPA Defined Contribution Employee Benefit Plan.

(8)	Includes 2,600 shares of our common stock subject to stock options held by Dr. Huff, which are currently exercisable or exercisable within 60 days of May 9, 2003.

(9)	Includes 6,230 shares of our common stock subject to stock options held by Dr. Nelson, which are currently exercisable or exercisable within 60 days of May 9, 2003.

(10)	Mark J. Glasky, one of our directors, is the adult son of Dr. Alvin J. Glasky.

(11)	Includes 7,030 shares of our common stock subject to stock options held by Mr. Glasky, which are currently exercisable or exercisable within 60 days of May 9, 2003.

(12)	Represents 7,030 shares of our common stock subject to stock options held by each of Dr. O’Cleireacain and Dr. Silverman, which are currently exercisable or exercisable within 60 days of May 9, 2003.

(13)	Represents 5,750 shares of our common stock subject to stock options held by each of Armin M. Kessler and Dr. Ann C. Kessler and, which are currently exercisable or exercisable within 60 days of May 9, 2003. Armin M. Kessler and Dr. Ann C. Kessler are husband and wife.

(14)	Represents 7,000 shares of our common stock subject to stock options held by Dr. Julius Vida (7,000 of which have been granted subject to stockholder approval of an increase in the aggregate number of shares issuable under the 1997 Stock Incentive Plan), which are currently exercisable or exercisable within 60 days of May 9, 2003.

(15)	Includes 633,020 shares of our common stock subject to stock options (419,000 of which have been granted subject to shareholder approval of increases in both the aggregate number of shares issuable and the annual award limit under the 1997 Stock Incentive Plan), which are currently exercisable or exercisable within 60 days of May 9, 2003, and 5,750 shares subject to currently exercisable warrants.

Executive Officers

     The following table provides information regarding our Executive Officers, their ages, the year in which each first became an officer of the Company and descriptions of their backgrounds.

Name and Age

Rajesh C. Shrotriya, M.D. (59)	Rajesh C. Shrotriya, M.D. Information regarding Dr. Shrotriya is provided on page 12 of this Proxy Statement under Class II Directors Whose Terms Expire in 2004.

Luigi Lenaz, M.D. (62)	Luigi Lenaz, M.D. has served as President, Oncology Division since January 2003, and Vice President, Oncology Division since November 2000. Prior to joining Spectrum Pharmaceuticals, Inc., he was Senior Vice President of Clinical Research and Medical Affairs from October 1997 to June 2000 of SuperGen, Inc. Previously, he was Senior Medical Director, Oncology Franchise Management for Bristol-Myers Squibb from 1990 to 1997 and was Director, Scientific Affairs, Anti-Cancer for Bristol-Myers Squibb from 1978 to 1990. Dr. Lenaz was a Post Doctoral Fellow at both the Memorial Sloan-Kettering Cancer Center in New York and the National Cancer Institute in Milan, Italy. He received his medical training at the University of Bologna Medical School in Bologna, Italy.

John L. McManus (38)	John L. McManus has served as Vice President Finance and Strategic Planning since August 2002, and Vice President, Investor Relations and Finance from November 2000 until June 2002. He has also served since 1989 as President of McManus Financial Consultants, an investor relations, financial and management consulting and support services firm. From 1986 to 1989, he served in senior management and marketing positions for several national logistics and air transportation companies. Mr. McManus received his B.S. in International Finance and Business Economics from the University of Southern California, in 1986. Mr. McManus is the brother of Michael P. McManus, our Controller.

Ashok Gore, Ph.D. (61)	Ashok Gore, Ph.D. has served as Vice President Pharmaceutical Operations and Regulatory Compliance since January 2003, and Vice President Product Development since September 2001. Prior to joining Spectrum Pharmaceuticals, Inc., he was Vice President, Pharmaceutical Operations from January 1999 to August 2001 of SuperGen, Inc., was the Senior Director, Development and Manufacturing for SuperGen, Inc. from January 1998 to December 1998 and was Director, Pharmaceutical Development and Manufacturing for SuperGen, Inc. from May 1997 to December 1997. Previously, he was Assistant Director, Pharmaceutical Technology for SmithKline Beecham Pharmaceuticals from 1992 to 1997. Dr Gore received a B.S. degree in Pharmacy from Nagpur University, Nagpur, India in 1963, a M.S. degree in Industrial Pharmacy from Purdue University, Lafayette, Indiana in 1966 and a Ph.D. degree in Industrial and Physical Pharmacy from Purdue University, Lafayette, Indiana in 1968.

Michael P. McManus (33)	Michael P. McManus has served as Controller since December 2002. He has also served since 1996 as Executive Vice President of McManus Financial Consultants, a financial and management consulting and support services firm. From 1991 to 1996, he served as a manager in the audit practice of Price Waterhouse LLP serving clients in the healthcare and financial services industries. Mr. McManus received his B.S. in Accounting from the University of Southern California, in 1991 and is a retired Certified Public Accountant. Mr. McManus is the brother of John L. McManus, our Vice President Finance and Strategic Planning.

PROPOSAL 1 - ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of eight directors, with one vacancy on the Board, divided into three classes. Each Class is elected in successive years and serves a term of three years. The nominees to serve as Class I directors whose term will expire at the Annual Meeting of Stockholders in 2006 are Dilip J. Mehta, M.D., Ph.D., Paul H. Silverman, Ph.D., D.Sc. and Julius A. Vida, Ph.D. The Class II directors, whose term expires at the Annual Meeting of Stockholders in 2004, are Mark J. Glasky, Carol O’Cleireacain, Ph.D. and Rajesh C. Shrotriya, M.D. The Class III directors, whose term expires at the Annual Meeting of Stockholders in 2005, are Ann C. Kessler, Ph.D. and Armin M. Kessler, with one vacancy on the Board. Each director elected will serve the term for which he or she was nominated and until the election and qualification of his or her successor or until his or her earlier resignation or removal.

     Based upon the recommendation of the Nominating Committee, the Board of Directors proposes that the Class I director nominees be elected for a new term of three years and until their successors are duly elected and qualified. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

     Vote Required. The director nominees receiving the highest number of affirmative votes cast in person or by proxy, at the meeting, up to the number of directors to be elected in each Class at the Annual Meeting (three Class III directors), shall be elected as directors. Accordingly, abstentions and broker non-votes will have no effect in determining which directors receive the highest number of votes. A proxy will be voted in the manner directed. If no direction is given, the proxy will be voted for the election of our director nominees.

     The following table provides information regarding the nominee and the other continuing members of the Board of Directors, their ages, the year in which each first became a director of the Company, their principal occupations or employment during the past five years and any family relationship with any other director or executive officer of the Company:

CLASS I DIRECTOR NOMINEES WHOSE TERMS EXPIRE IN 2006

Dilip J. Mehta, Ph.D., M.D.

Dr. Mehta, 70, has been a member of our Scientific Advisory Board since 2001. Dr. Mehta has been self-employed as a pharmaceutical consultant since 2002. Dr. Mehta serves as a member of the Board of Directors of Esvee Pharmaceuticals, Pvt. Ltd. (Pune, India), and Bharat Serums & Vaccines Limited (Mumbai, India.) Dr. Mehta is a current member of the Psychopharmacology Advisory Committee to the U.S. Food and Drug Administration. From 1982 until he retired in 1997, Dr. Mehta held a number of executive management positions with Pfizer Inc. including Senior Vice President, U.S. Clinical Research, with responsibility for clinical research (Phases 1, 2 and 3) including data processing and statistical analysis for Pfizer Inc.’s drugs in the U.S., as well as supervised submissions of NDA’s for Cardura, Norvasc, Zoloft, Zithromax, Diflucan, Unasyn, Trovan, Viagra, Geodon, and a number of other drugs/supplements. From 1993 until 1997, Dr. Mehta served as Chair, Efficacy Section for the Pharmaceutical Research and Manufacturers of America (“PhRMA”) in the International Conference on Harmonization and was a PhRMA topic leader for one of the Expert Working Group in Efficacy. From 1966 until 1982 Dr. Mehta held the position of Group Director, Clinical Research in the U.S. for Hoechst AG with supervision of Internal Medicine, Metabolic and Infectious Diseases and Cardiovascular groups. Dr. Mehta graduated from the University of Bombay, India, and holds an M.B.B.S. (Bachelor of Medicine and Bachelor of Surgery — equivalent to an M.D. degree in the U.S.), an M.D., and received a Ph.D. in Pharmacology. Dr. Mehta was a Research Fellow in Clinical Pharmacology at Cornell University Medical College.

Paul H. Silverman, Ph.D., D.Sc.

Dr. Silverman, 78, has been a director of Spectrum Pharmaceuticals since September 1996. From March 1997 until his retirement in January 2003, Dr. Silverman served as a Director for the Western Center of the American Academy of Arts and Sciences, located on the University of California, Irvine campus. Since March 1993, Dr. Silverman has also been an Adjunct Professor in the Department of Medicine at the University of California, Irvine. From January 1994 until July 1996, Dr. Silverman served as an Associate Chancellor for the Center for Health Sciences at the University of California, Irvine. From August 1992 until January 1994, Dr. Silverman served as the Director of Corporate and Government Affairs at the Beckman Laser Institute and Medical Clinic in Irvine, California. From November 1990 until December 1993, Dr. Silverman served as Director of Scientific Affairs at Beckman Instruments, Inc. Prior to 1990, Dr. Silverman served as the Director of the Systemwide Biotechnology Research and Education Program for the University of California; the Director of the Donner Laboratory and an Associate Director of the Lawrence Berkeley Laboratory at the University of California, Berkeley; as the President of the University of Maine at Orono; as the President of The Research Foundation of the State University of New York, and as the head of the Department of Immunoparasitology at Glaxo, Ltd. Dr. Silverman received his Ph.D. in Parasitology and Epidemiology and his Doctor of Science degree from the University of Liverpool, England.

Julius A. Vida, Ph.D.

Dr. Vida, 74, has been a director of Spectrum Pharmaceuticals since April 1, 2003. Dr. Vida serves as a member of the Board of Directors of Medarex, Inc., Orphan Medical, Inc., Albachem Ltd., (UK), Advanced Life Sciences, Inc., FibroGen, Inc., OsteoScreen, Inc., SWITCH Biotech AG (Germany), and YM Biosciences, Inc. (Canada). Since 1993, Dr. Vida has been a self-employed pharmaceutical consultant with VIDA International Pharmaceutical Consultants. From 1975 until his retirement in 1993, Dr. Vida held various positions at Bristol-Myers Squibb and its predecessors. From 1991 to 1993, Dr. Vida was Vice President, Business Development, Licensing and Strategic Planning, and from 1985 to 1991, he was Vice President, Licensing. Dr. Vida graduated from Pazmany Peter University, Budapest, Hungary, holds an M.S. and a Ph.D. in Organic Chemistry from Carnegie Institute of Technology, was a Postdoctoral Fellow at Harvard University, and holds an M.B.A. from Columbia University.

CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2004

Mark J. Glasky

Mr. Glasky, 41, has been a director since August 1994. Mr. Glasky has been employed by Bank of America in various corporate lending positions since 1982, and currently serves as Senior Vice President and Credit Products Executive for California Commercial Banking. Mr. Glasky obtained a B.S. degree in International Finance from the University of Southern California in 1983 and an M.B.A. degree in Corporate Finance from the University of Texas at Austin in 1987.

Carol O’Cleireacain, Ph.D.

Dr. O’Cleireacain, 56, has been a director since September 1996. Dr. O’Cleireacain has been self-employed as an economic and management consultant in New York City since 1994. Since 1998, Dr. O’Cleireacain has served as Senior Fellow (non-resident) at the Brookings Institution in Washington D.C. Dr. O’Cleireacain served as the Director of the Mayor’s Office of Management and Budget of the City of New York from August 1993 until December 1993. From February 1990 until August 1993, Dr. O’Cleireacain was the Commissioner of the New York City Department of Finance. Since May 1996, Dr. O’Cleireacain has served as a director and member of the Executive Committee of Trillium Asset Management (formerly known as Franklin Research and Development Corp.), an employee-owned social investment company in Boston. From April 1994 through April 1996, Dr. O’Cleireacain served as the first nominee of the United Steelworkers of America and the first woman director of ACME Metals Inc. Dr. O’Cleireacain has taught at various universities throughout her career. Recently she has been Adjunct Professor at the Milano Graduate School of Public Policy, New School University in 2000/2001; Adjunct Professor at Barnard College, Columbia University, 1998/1999 and 1997/1998; and Adjunct Professor at the Wagner Graduate School of Public Service, New York University, 1997/1998. Dr. O’Cleireacain received a B.A., with distinction, in Economics from the University of Michigan in 1968, an M.A. in Economics from the University of Michigan in 1970 and a Ph.D. in Economics from the London School of Economics in 1977.

Rajesh C. Shrotriya, M.D.

Dr. Shrotriya, 59, has served as Chief Executive Officer and President of Spectrum Pharmaceuticals since August 2002, as President and Chief Operating Officer since September 2000, and a director of the Spectrum Pharmaceuticals since June 2001. Prior to joining Spectrum Pharmaceuticals, Dr. Shrotriya held the position of Executive Vice President and Chief Scientific Officer from November 1996 until August 2000, and as Senior Vice President and Special Assistant to the President from November 1996 until May 1997, for SuperGen, Inc., a publicly-held pharmaceutical company focused on drugs for life-threatening diseases, particularly cancer. From August 1994 to October 1996, Dr. Shrotriya held the positions as Vice President, Medical Affairs and Vice President, Chief Medical Officer of MGI Pharma, Inc., an oncology company. Dr. Shrotriya spent 18 years at Bristol-Myers Squibb Company in a variety of positions most recently as Executive Director, Worldwide CNS Clinical Research. Previously, Dr. Shrotriya held various positions at Hoechst Pharmaceuticals, most recently as Medical Advisor. Dr. Shrotriya was an attending physician and held a courtesy appointment at St. Joseph Hospital in Stamford, Connecticut. In addition, he received a certificate for Advanced Biomedical Research Management from Harvard University. Dr. Shrotriya received his M.D. degree from Grant Medical College, Bombay, India, in 1974; his D.T.C.D. (Post Graduate Diploma in Chest Diseases) degree from Delhi University, V.P. Chest Institute, Delhi, India, in 1971; M.B.B.S. from the Armed Forces Medical College, Poona, India, in; 1967; and a B.S. with Chemistry degree from Agra University, Aligarh, India, in 1962.

CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 2005

Ann C. Kessler, Ph.D.

Dr. Kessler, 59, has been a director of Spectrum Pharmaceuticals since November 1999. From January 1969 until she retired in June 1995, Dr. Ann Kessler held a number of management positions with Hoffmann-La Roche in Basel, Switzerland and Nutley, New Jersey. Most recently, Dr. Ann Kessler was Director of International Project Management and was responsible for global project development decisions. Dr. Ann Kessler’s previous appointments included Director of the Division of Exploratory Research and Director of the Departments of Pharmacology, Chemotherapy, and Biochemical Nutrition. Dr. Ann Kessler has authored over 100 publications dealing with obesity, lipid metabolism and appetite regulation, and has 20 patents issued concerning pharmacological approaches to diseases. Dr. Ann Kessler obtained her B.S. degree from the College of Notre Dame of Maryland in 1965, M.S. in Biological Sciences from Northwestern University, Evanston, Illinois in 1967, and a Ph.D. in Biochemistry from New York University in 1973. Dr. Ann Kessler is the wife of Armin M. Kessler, a Director of the Company.

Armin M. Kessler

Mr. Kessler, 65, has been a director of Spectrum Pharmaceuticals since November 1999. Mr. Kessler serves as a member of the Boards of Directors of Gen-Probe Incorporated and of The Medicines Company. From 1983 until he retired in 1995, Mr. Kessler held a number of executive management positions with Hoffmann-La Roche AG including Chief Operating Officer, Head of the Pharmaceutical Division, Head of the Diagnostic Division with worldwide responsibility for pharmaceuticals, diagnostics, vitamins and chemicals and Managing Director of Roche U.K. Mr. Kessler also served as a member of the Board of Directors and Corporate Executive Committee of Hoffmann-La Roche AG. Until his retirement in 1995, Mr. Kessler served as a member of the Board of Directors of Genentech Inc. from 1990 and Syntex Corporation from 1994. During this same period, Mr. Kessler served on the Executive Board of Pharmaceutical Partners for Better Healthcare and as President of the European Federation of Pharmaceutical Industry Associations. From 1961 to 1982, Mr. Kessler held a variety of positions in various countries with Sandoz Pharmaceuticals Corporation including Director of Worldwide Pharmaceutical Marketing, as well as Head of Patents and Licensing and President of Sandoz, Japan. Mr. Kessler received a Bachelor of Science degree in Chemistry and Physics from the University of Pretoria, South Africa in 1957, a Bachelor of Science Honors degree in Chemical Engineering from The University of Cape Town in 1959, a Juris Doctorate from Seton Hall University in 1971, and an Honorary Doctorate of Business Administration from University of Pretoria, South Africa in 1993. Mr. Kessler qualified as a U.S. Patent Attorney in 1972. Mr. Armin Kessler is the husband of Dr. Ann C. Kessler, a Director of the Company.

Director Compensation

     Base Compensation. Each non-employee director receives $2,000 for each Board of Directors meeting and $500 for each committee meeting attended (with the Chairperson of the committee receiving $1,000 per committee meeting attended). Our directors are also reimbursed for certain expenses incurred in connection with attendance at Board meetings. Directors who are also employees of the Company receive no additional compensation for service as directors.

     Stock Options. On June 17, 2002, the Company granted to each non-employee director an option to purchase 2,400 shares of common stock at $4.75 per share. This option vests in installments of 25% per quarter beginning on the date of grant and has a term of ten years.

Fiscal 2002 Board of Director Meetings

     Our Board of Directors met 24 times and acted 45 times by unanimous written consent during fiscal 2002. During the year, overall attendance by incumbent directors averaged 96% at Board meetings and 100% at Committee meetings.

Board Committees

     Our Board of Directors has standing Compensation, Audit, Placement and Nominating Committees.

BOARD COMMITTEE MEMBERSHIP (1)

	Audit	Compensation	Placement	Nominating
Name	Committee	Committee	Committee	Committee

Mark J. Glasky			*	*
Ann C. Kessler, Ph.D.		*		*
Armin M. Kessler	*			*
Eric L. Nelson, Ph.D.	*	**
Carol O’Cleireacain, Ph.D.	**		*	*
Rajesh C. Shrotriya, M.D.			**
Paul H. Silverman, Ph.D., D.Sc		*	*

* Member.

** Chair.

(1) As of April 27, 2003.

     Audit Committee. The function of the Audit Committee and its activities during fiscal 2002 are described below under the heading Report of the Audit Committee. All current members of the Audit Committee are non-employee directors and satisfy the current Nasdaq Stock Market listing standards with respect to independence, financial expertise and experience. The Audit Committee held eight meetings during 2002.

     Compensation Committee. The Compensation Committee reviews and recommends the salaries and bonuses of officers of the Company, establishes compensation and incentive plans, authorizes and approves the granting of stock options in accordance with the Company’s stock option and incentive plans, administers the Company’s employee benefit plans, and determines other fringe benefits. The Compensation Committee held six meetings during 2002. Mark J. Glasky served as a member of the Committee during a portion of the year, or until June 2002.

     Placement Committee. The Placement Committee has the delegated authority to act on behalf of the Board for approving and evaluating all issuances of securities of the Company, including the authority to set the terms of each security being issued, including, without limitation, common stock, warrants, preferred stock or other securities convertible into common stock. The Placement Committee took action by Unanimous Written Consent ten times during 2002.

     Nominating Committee. The Nominating Committee’s membership changes from year-end to year-end and consists of all non-employee directors who are not up for election at the next Annual Meeting of Stockholders. The Nominating Committee reviews and considers candidates for nomination to the Company’s Board of Directors. The Nominating Committee does not consider nominees recommended by security holders. The Nominating Committee held one meeting during 2002.

Certain Relationships and Related Transactions

     Assignment of Patents by Dr. Alvin J. Glasky. Dr. Glasky assigned to us all of his rights in ten patents. In connection with the assignment of these patents to us, we entered into royalty agreements with Dr. Glasky (or the “Glasky Agreements”), which expire concurrently with the expiration of the underlying patents and any additional patents derived from the underlying patents. Under each of the Glasky Agreements, as amended, we are obligated to pay Dr. Glasky a royalty of two percent (2%) of all revenues derived by us from the use and sale by us of any products or methods included in the patents. In the event of Dr. Glasky’s death, the family or estate is entitled to continue to receive, under each Glasky Agreement, royalties at a rate of two percent (2%) for the duration of the respective Glasky Agreement. Under the terms of the Glasky Agreements, Dr. Glasky may terminate the Glasky

Agreements and receive a reassignment of the patents if we file a petition under any bankruptcy or insolvency laws or otherwise commence liquidation or winding up of our business.

     McMaster University Agreement. On July 10, 1996, we entered into a license agreement with McMaster University (or McMaster) that allows us the use of certain technologies developed by McMaster covered in the patents filed jointly by us and McMaster, all of which are also subject to the Glasky Agreements. Under the agreement, we paid a one time licensing fee of $15,000 and are obligated to pay to McMaster an annual royalty of five percent (5%) on net sales of products containing compounds developed by McMaster. In July 1997, we began to make, and have continued making, annual minimum royalty payments of $25,000.

     Outsource Arrangement. John L. McManus, our Vice President Finance and Strategic Planning, and Michael P. McManus, our Controller, are brothers and co-owners of McManus Financial Consultants, Inc. (“MFC”) and McManus & Company, Inc. (“M&C”). Commencing as of November 1, 2002, we have outsourced the administration, accounting and human resources functions to MFC for a monthly fee of $7,000. Also commencing as of November 1, 2002, we have outsourced SEC report preparation and other accounting activities to MFC for a monthly fee of $8,000 per month. From January until June 2002, MFC also performed investor relations activities for us at hourly rates, subject to a minimum annual retainer of $24,000. M&C now performs all investor relations activities for us for a monthly fee of $10,000 per month. During the year ended December 31, 2002, MFC received a total of $82,000 in fees. As a result of these arrangements, Michael P. McManus received no direct compensation from Spectrum for his services as Controller. Both Michael P. McManus and John L. McManus received salaries from MFC that were not related to or determined by revenues from any one particular client of MFC.

Director and Executive Officer Indebtedness to the Company

     Rajesh C. Shrotriya, M.D. In October 2000, Dr. Rajesh Shrotriya, the Company’s Chief Executive Officer and President, borrowed $90,000 from the Company. The loan was evidenced by a promissory note from Dr. Shrotriya that was collateralized by 400 shares of the Company’s common stock. The principal amount of the note was due in October 2002 together with interest accrued at the rate of 9% per annum. In June 2002, the Board of Directors approved an amendment and restatement of the note receivable. The original interest rate of 9% was changed to 4.5% and the maturity date was extended to June 6, 2004. The note was secured by a pledge of the common stock purchased with the loan proceeds. In February 2003, we agreed to forgive/terminate all outstanding amounts due under the loan agreement and in return, Dr. Shrotriya agreed to return the shares of common stock originally purchased with the proceeds of the loan. For financial statement purposes, the common stock and related notes receivable were eliminated as of December 31, 2002.

     Samuel Gulko. In August of 1998, Samuel Gulko, the Company’s former Senior Vice President Finance, Chief Financial Officer, Secretary and Treasurer, borrowed $45,000 from the Company. Additionally, in July of 2000, he borrowed $15,000 from the Company. The loans are evidenced by promissory notes from Mr. Gulko that are collateralized by 400 shares of the Company’s common stock and 160 shares of the Company’s common stock, respectively. The principal amount of the $45,000 note was due in August of 2002 together with interest accrued at the rate of 7% per annum. The principal amount of the $15,000 note was due in July of 2002 together with interest accrued at the rate of 9% per annum. In connection with the retirement of Mr. Gulko, Mr. Gulko repaid the loan from the Company in the amount of $75,000 of principal and accrued interest.

     Alvin J. Glasky, Ph.D. During 1987 and 1988, Alvin J. Glasky, Ph.D., our former Chief Executive Officer, loaned a total of $270,650 to us for working capital purposes, of which $250,000 plus $2,000 of accrued interest was canceled in December 1988 in exchange for the issuance of 28 Revenue Participation Units (or RPU’s). The RPU’s were converted into 4,480 shares of our common stock (all references to share numbers in this proxy statement have been adjusted to reflect to a 25 for 1 reverse split of our outstanding common stock completed on September 6, 2002.)

     From 1989 through 1993, we borrowed an additional $757,900 from Dr. Glasky, which, together with accrued interest of $300,404, aggregated $1,058,304 on December 31, 1993, at which time we issued 8,000 shares of common stock to Dr. Glasky in exchange for cancellation of $500,000 of loans made to us. The remaining $257,900 in principal and $300,404 of accrued interest were converted to a $558,304 promissory note. Interest was paid monthly at the annual rate of 9%. The note was partially repaid in 2000 when we advanced cash to Dr. Glasky to pay payroll taxes arising from his exercise of a warrant for 3,527 shares of common stock at $93.75 per share in August 2000. We made a further partial repayment of the note in 2001. The outstanding balance was repaid on August 16,

2002, in connection with Dr. Glasky’s retirement as our Chairman of the Board, Chief Executive Officer and Chief Scientific Officer.

     Non-Executive Directors. In October 2000, Mark J. Glasky, Carol O’Cleireacain, Ph.D. and Paul H. Silverman, Ph.D., D.Sc. each borrowed $45,000 from the Company for the exercise of stock options. The loans were evidenced by promissory notes from each of the individuals that were collateralized by an aggregate of 1,200 shares of the Company’s common stock. The principal amount of the notes were due in October 2002 together with interest accrued at the rate of 7% per annum. In June 2002, the Board of Directors approved an amendment and restatement of all of the note receivables from the individuals. The original interest rates of 7% were all changed to 4.5% and the maturity date was extended to June 6, 2004. The notes were secured by a pledge of the common stock purchased with the loan proceeds. In February 2003, we agreed to forgive/terminate the outstanding balance of principal and interest to each of the three directors in the amount of $58,347 or a total of $175,041 under the remaining loan agreements and in return, the individuals agreed to return the shares of common stock originally purchased with the proceeds of the loans. For financial statement purposes, the common stock and related notes receivable were eliminated as of December 31, 2002.

Report of the Audit Committee

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

     The Audit Committee of the Board of Directors operates pursuant to a written charter that was adopted on June 14, 1999, a copy of which is attached to this proxy statement as Annex B. The Committee met eight times during fiscal 2002 to carry out its responsibilities. To ensure independence, the Audit Committee also meets separately with the Company’s independent public accountants and members of management. All members of the Audit Committee are non-employee directors and satisfy the current Nasdaq Stock Market listing standards with respect to independence, financial expertise and experience.

     The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s consolidated financial statements as well as the Company’s financial reporting process, principles and internal controls. The independent auditor is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such consolidated financial statements with accounting principals generally accepted in the United States.

     As part of its oversight of the Company’s consolidated financial statements, the Committee reviewed and discussed with both management and the Company’s outside auditors all consolidated financial statements prior to their issuance. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee also discussed with our outside auditors matters relating to its independence, including a review of audit and non-audit fees and the disclosures made to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Committee reviewed Management’s scope and adequacy of accounting systems, staffing levels and steps taken to implement recommended improvements in internal procedures and controls. Taking all of these reviews and discussions into account, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Members of the 2002 Audit Committee

Carol O’Cleireacain, Ph.D., Chair
Armin M. Kessler
Eric L. Nelson, Ph.D.

Audit and Non-Audit Fees

     The following table shows the aggregate fees accrued by the Company for audit and other services for the year ended December 31, 2002, provided by Arthur Andersen LLP and Ernst & Young LLP (our “former Auditors”) and Kelly & Company during 2002.

Audit fees for audit of 2002 financial statements
Kelly & Company	$48,250
Ernst & Young LLP	43,783

Total Audit fees for audit of 2002 financial statements	$92,033

Financial Information Systems Design and Implementation Fees	$0.00

All Other Fees:
Tax matters
Kelly & Company	$5,000
Arthur Anderson LLP	10,225

Total tax matters	$15,225
Other Fees paid to Ernst & Young LLP & Arthur Andersen LLP	$27,977

Total all other fees	$43,202

     “Audit fees for audit of 2002 financial statements” includes the aggregate fees billed by Ernst & Young LLP for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 and for planning work for the audit of our consolidated financial statements for the year ended December 31, 2002; and Kelly & Company for professional services rendered for the audit of our consolidated financial statements for the year ended December 31, 2002.

     Our former Auditors and Kelly & Company were not engaged during 2002 to perform any services related to “Financial Information Systems Design and Implementation.”

     “All Other Fees” is an aggregate fees paid for all other services for which our former Auditors and Kelly & Company were engaged in 2002. “Tax matters” includes fees for tax compliance and tax return preparation. “Other” includes the fees for other services provided to the Company by our former Auditors that are not includable in any of the prior captions.

     The Audit Committee has reviewed the non-audit services provided to the Company by the former Auditors and Kelly & Company and has concluded that such services are compatible with the maintenance of that firm’s independence in the conduct of its auditing functions for the Company.

Change in Independent Public Accountants

     On April 19, 2002, we dismissed our independent auditors, Arthur Andersen LLP, and engaged the services of Ernst & Young LLP as our new independent auditors. The change in auditors became effective on April 19, 2002. This determination followed concerns about the viability of the firm resulting in our decision to seek proposals from independent accountants to audit our financial statements, and was approved by our Board of Directors upon the recommendation of our Audit Committee.

     The Audit Committee carefully monitored costs relating to professional services rendered in 2002 for audit related fees. After the Audit Committee’s evaluations of these audit related fees, the Audit Committee believed that it was in the best interests of the Company and its stockholders to terminate the engagement of Ernst & Young LLP as the Company’s independent auditors. Following its review, the Audit Committee decided to seek proposals from independent accountants to audit the Company’s consolidated financial statements for the year ending December 31, 2002. On December 20, 2002, the Audit Committee decided to no longer engage Ernst & Young LLP as the Company’s independent public accounts and engaged Kelly & Company to serve as the Company’s independent public accountants for the year ending December 31, 2002 and 2003. The change in auditors became effective on December 27, 2002.

     Arthur Andersen LLP and Kelly & Company’s reports on the Company’s consolidated financial statements for each year in the two year period ended December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the report on the consolidated financial statements of Spectrum Pharmaceuticals as of and for the years ended December 31, 2001 and 2002 contained an explanatory paragraph regarding Spectrum Pharmaceuticals’ ability to continue as a going concern.

     During each year in the two year period ended December 31, 2002, and the subsequent interim period through May 9, 2003, there were no disagreements between Spectrum Pharmaceuticals and our former Auditors and Kelly & Company (the “Auditors”) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Auditors, would have caused the Auditors to make reference to the subject matter of the disagreement in connection with their reports.

     During each year in the two year period ended December 31, 2002, and the subsequent interim period through May 9, 2003, Spectrum Pharmaceuticals did not consult with Kelly & Company, our independent auditors, for the year ended December 31, 2002, with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

     There will be representatives from Kelly & Company present at the 2003 Annual Meeting of Stockholders to make a statement if they desire to do so and to answer appropriate questions from stockholders.

Executive Compensation

Report of the Compensation Committee

     The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 2002.

     Administration. Decisions on compensation of the Company’s executive officers are made by the Compensation Committee of the Board (the “Committee”). Each member of the Committee is a non-employee Director. All decisions made by the Committee relating to the compensation of the Company’s executive officers are reviewed by the full Board, except for decisions regarding awards under the Company’s stock option and incentive plans which are made solely by the Committee in order to satisfy Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     Executive Officer Compensation Policy. The Committee’s executive compensation policies are designed to integrate executive compensation with long-term goals, recognize and reward attainment of management goals and objectives, and enable the Company to attract and retain executive officers. The Committee believes a substantial portion of each executive’s compensation should be contingent upon the attainment by the executive of specific management objectives and is also dependent upon the Company’s financial performance. Accordingly, executives are eligible for annual bonuses that correspond to varying levels of management and Company performance.

     Base Salary. The compensation of each executive officer is reviewed annually by the Committee, with reference to the executive’s performance, level of responsibility and experience, to determine whether the current base salary is appropriate. If significant changes in an executive’s salary are to be considered, the Committee shall refer to salary ranges paid to executives with comparable duties in companies of comparable size within the same industry in the same geographic area in which the Company is located. Such salaries shall be adjusted, if deemed appropriate by the Committee, in accordance with salary surveys provided by nationally recognized research organizations. The base salary of executive officers, other than the Company’s Chief Executive Officer, are determined by the Committee after consultation with the Chief Executive Officer. The base salary of the Company’s Chief Executive Officer is recommended by the Committee to the full Board of Directors. Approval by the Board of Directors is required for any change in base salary of the Chief Executive Officer. During fiscal year ended December 31, 2002, the Company’s executive officers did not receive any salary adjustments.

     Bonuses. In addition to the base salary, the Committee may establish a compensation plan setting forth a methodology for determining incentive compensation, if any, for executive officers. Such plan may also include incentive compensation for key managers of the Company. The Committee may, in consultation with the Chief Executive Officer, establish target bonus levels for the Company’s executive officers, and key managers, if appropriate, based on financial resources of the Company. The actual award of incentive compensation shall be determined by the attainment of individual management goals and objectives, established to specifically relate to the individual’s position within the Company. All such goals and objectives shall be supportive of the overall strategy and goals of the Company. Due to the limited financial resources of the Company, the Committee did not award any cash bonuses for 2002 performance.

     Stock Option Grants. The Committee endorses the position that granting stock options to the Company’s executive officers can be very beneficial to stockholders because it aligns management’s and stockholders’ interests in the enhancement of stockholder values. Accordingly, from time to time, the Committee has granted stock options to the executive officers. The number of options received by each executive officer is fixed by the Committee after consideration of recommendation made by the Chief Executive Officer. The options are exercisable in installments as determined by the Committee and are granted at an exercise price equal to the price of the Company’s stock at the close of business on the date of the grant. Awards of such Stock Options shall be determined solely by the Committee in order to satisfy Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

     Other Benefits. The executive officers participate in employee benefit programs, such as the Company’s health care and vacation programs and the Employee Stock Purchase Plan (“ESPP”). Dr. Rajesh C. Shrotriya, our Chief Executive Officer and President does not participate, and Dr. Alvin J. Glasky, our former Chief Executive Officer and Chief Scientific Officer, did not participate, in the ESPP pursuant to governing rules promulgated by the Internal Revenue Code.

     Company’s Chief Executive Officer Compensation. The compensation of Dr. Rajesh C. Shrotriya, the Company’s Chief Executive Officer and President, is determined in accordance with an Executive Employment Agreement (the “Agreement”) entered into on December 1, 2000, which is effective through December 31, 2003. Thereafter, the Agreement will automatically renew for one (1) year periods, unless either party gives to the other written notice at least ninety (90) days prior to the commencement of the next year, of such party’s intent not to renew the Agreement. Dr. Shrotriya may be terminated by the Company with or without cause as defined in the Agreement. The Agreement, among other things, provides for an annual base salary, the grant of stock options and periodic bonuses as determined by the Board of Directors.

     The Agreement also provides for guaranteed severance payments upon Dr. Shrotriya’s termination of employment without cause, or upon a change of control of the Company, equal to the annual base salary for two (2) years. In addition, the Company shall grant to Dr. Shrotriya options to acquire shares of the Company’s common stock, the specific terms of stock options awarded shall be as set forth in separate option agreements. Dr. Shrotriya was granted an option to purchase 12,000 shares of common stock at the fair market value on June 17, 2002 ($4.75 per share), and an option to purchase 145,000 shares of common at the fair market value on September 25, 2002 ($1.0555 per share), which vest in increments of 25% at the date of grant, and at 3 months, 6 months and 9 months from the date of grant, and are subject to stockholder approval of Proposal 2.

     The Agreement stipulates that Dr. Shrotriya is to receive a base salary of $260,000 per year. The Compensation Committee considered the same factors as discussed above, compared salaries of chief executive officers of similarly-sized companies in the industry in setting the compensation of Dr. Shrotriya and also considered Dr. Shrotriya’s qualifications as a scientist and his ability to lead the Company and to manage its scientific programs and business strategy.

     Executive Officer Salary Deferrals Certain executive officers voluntarily agreed to defer payment of their salary during the period from September 1, 2002 to October 15, 2002 to reduce the Company’s cash outlays while management executed its restructuring plans. The deferred salary will be paid to the executive officers upon their request or at a time the board authorizes.

Members of the 2002 Compensation Committee

Eric L. Nelson, Ph.D., Chairman
Ann C. Kessler, Ph.D.
Paul H. Silverman, Ph.D., D.Sc.

Compensation Committee Interlocks and Insider Participation

     None of the members of the Board’s Compensation Committee is or has been an officer or employee of the Company. None of the Company’s executive officers has served as a director or compensation committee member of any other entity.

     In October 2000, Paul H. Silverman, Ph.D., a member of the Compensation Committee, borrowed $45,000 from the Company for the exercise of stock options. The loan was evidenced by a promissory note that was collateralized by 400 shares of the Company’s common stock. The principal amount of the note was due in October 2002 together with interest accrued at the rate of 9% per annum. In June 2002, the Board of Directors approved an amendment and restatement of the note receivable. The original interest rate was changed to 4.5% and the maturity date was extended to June 6, 2004. The note was secured by a pledge of the common stock purchased with the loan proceeds. In February 2003, we agreed to forgive/terminate the outstanding balance of principal and interest of $58,347 under the loan agreement and in return, Dr. Silverman agreed to return the shares of common stock originally purchased with the proceeds of the loan. For financial statement purposes, the common stock and related note receivable was eliminated as of December 31, 2002.

Employment Agreements

     We entered into employment agreements with certain of our key executive personnel, including certain of our Named Executive Officers. The agreements provide for, among other things, guaranteed severance payments equal to up to twice the officer’s annual base salary upon the termination of employment without cause or upon a change in control under certain circumstances. The agreements require each executive to devote all of his or her productive time, attention, knowledge and skill to the affairs of the Company during the term of the agreement. The agreements provide for annual base salary with annual increases and periodic bonuses as determined by the Board of Directors.

     The following table sets forth employment agreements for each Named Executive Officer, each Named Executive Officer’s base salary as required by the agreement, and each agreement’s ending date:

Name	Base Salary		Ending Date (1)

Rajesh C. Shrotriya, M.D.	$260,000		December 31, 2003
Luigi Lenaz, M.D.	200,000		July 1, 2003
Alvin J. Glasky, Ph.D.	300,000	(2)	August 16, 2002
Samuel Gulko	200,000	(3)	August 20, 2002

(1)	May be terminated by us with or without cause as defined in the agreement. Automatically renews for one year term unless either party gives written notice at least 90 days prior to the commencement of the next year of such party’s intent is to renew the agreement.

(2)	On August 16, 2002, Alvin J. Glasky, Ph.D. retired as Chairman of the Board, Chief Executive Officer and Chief Scientific Officer of the Company, and received $112,500 in severance benefits through December 31, 2002, accrued vacation in the amount of $46,000 and the Company relieved Dr. Glasky of his obligation to repay a loan in the amount of $390,000 in lieu of the payment of additional contractually obligated severance benefits, pursuant to the terms of his August 16, 2002 Retirement Agreement and General Release.

(3)	On August 20, 2002, Samuel Gulko retired as a Director, Senior Vice President Finance, Chief Financial Officer, Secretary and Treasurer of the Company, and received approximately $200,000 in severance benefits, accrued vacation benefits of $29,000 and repaid certain loans from us to Mr. Gulko of approximately $75,000, pursuant to the terms of his August 20, 2002 Retirement Agreement and General Release.

Executive Compensation Summary Table

     The following table sets forth information concerning total compensation during each of the past three fiscal years for services rendered to the Company earned or paid to the Chief Executive Officer, our previous Chief Executive Officer, the three other executive officers of the Company at December 31, 2002 who received compensation during fiscal 2002 in excess of $100,000, and two former executive officers of the Company who received compensation during fiscal 2002 in excess of $100,000 (the “Named Executive Officers”).

EXECUTIVE COMPENSATION SUMMARY TABLE

				Long Term
				Compensation
				Awards

		Annual		Securities
		Compensation (1)		Underlying		All Other		Deferred
Name and Principal Position	Year	Salary		Options		Compensation		Compensation(2)

Rajesh Shrotriya, M.D.	2002	$260,000		157,000	(3)	$0		$39,000
Chairman, Chief Executive Officer	2001	260,000		11,600		0		0
and President	2000	75,833	(4)	13,000		33,740	(5)	0
Luigi Lenaz, M.D.	2002	$200,000		61,750	(6)	$0		$28,750
President Oncology Division	2001	200,000		1,200		0		0
	2000	13,718	(7)	—		0		0
John L. McManus	2002	$142,412	(8)	43,250	(9)	$0		$13,333
Vice President Finance and	2001	140,000		1,200	(10)	0		0
Strategic Planning	2000	12,093	(8)	1,200	(10)	0		0
Ashok Gore, Ph.D.	2002	$142,000		10,800	(11)	$0		$20,413
Vice President Pharmaceutical	2001	35,500	(12)	1,600		0		0
Operations and Regulatory Compliance
Alvin J. Glasky, Ph.D.	2002	$255,963	(13)	20,000		$558,565	(14)	$0
Former Chairman, Chief Executive	2001	300,000		29,600		0		0
Officer and Chief Scientific Officer	2000	252,333		8,000		832,233	(15)	0
Samuel Gulko	2002	$135,643	(16)	8,000		$229,120	(17)	$0
Former Senior Vice President Finance,	2001	200,000		11,600		0		0
Chief Financial Officer, Secretary and Treasurer	2000	170,613		5,000		0		0
Jay Huff, M.D.	2002	$115,399	(18)	800		$0		$0
Former Vice President of Medical	2001	200,000		800		0		0
Affairs	2000	13,722	(7)	1,600		0		0

(1)	No bonuses have been paid to the Named Executive Officers during the past three fiscal years.

(2)	Amount of annual compensation salary not paid, at the request of the Named Executive Officer, but accrued for in 2002. Deferred salary will be paid to the Named Executive Officer at their request or at the discretion of the board of directors.

(3)	Includes 145,000 options granted September 25, 2002 subject to stockholder approval of increases in both the aggregate number of shares issuable and the annual award limit under the 1997 Stock Incentive Plan.

(4)	Employment commenced on September 1, 2000.

(5)	One time relocation allowance.

(6)	Includes 54,750 options granted September 25, 2002 subject to stockholder approval of increases in both the aggregate number of shares issuable and the annual award limit under the 1997 Stock Incentive Plan.

(7)	Employment commenced on November 22, 2000.

(8)	Mr. McManus’ employment commenced on November 15, 2000, however, he resigned on June 21, 2002 and was rehired on August 19, 2002.

(9)	Includes 800 options granted on May 17, 2002, which terminated 90 days after Mr. McManus’ June 21, 2002 resignation date; 3,200 options granted on August 29, 2002 and 39,250 options granted September 25, 2002 subject to stockholder approval of increases in the aggregate number of shares issuable and the annual award limit under the 1997 Stock Incentive Plan.

(10)	Includes 1,200 options granted on November 20, 2000 and 1,200 options granted on October 9, 2001, which terminated 90 days after Mr. McManus’ June 21, 2002 resignation date.

(11)	Includes 10,000 options granted September 25, 2002 subject to stockholders approval of an increase in the number of shares of our common stock subject to our 1997 Stock Incentive Plan.

(12)	Employment commenced on September 28, 2001.

(13)	Dr. Glasky retired on August 16, 2002.

(14)	Includes $390,112 of a loan which the Company relieved Dr. Glasky of his obligation to repay in lieu of the payment of additional contractually obligated severance benefits, $112,500 in additional severance benefits, accrued vacation in the amount of $46,154 and taxes paid on behalf of Dr. Glasky in the amount of $9,799, pursuant to the terms of his August 16, 2002 Retirement Agreement and General Release.

(15)	Includes $319,727 from litigation settlement and $512,506 from warrant exercise of 3,527 shares at $93.75 exercise price per share.

(16)	Mr. Gulko retired on August 20, 2002

(17)	Includes $200,000 in severance benefits and accrued vacation of $29,120, pursuant to the terms of his August 20, 2002 Retirement Agreement and General Release.

(18)	Employment terminated on August 19, 2002, however, Dr. Huff remains a consultant to the Company.

Option Grants for Fiscal 2002

     The following table sets forth for the year ended December 31, 2002, the grants of our common stock options to the Named Executive Officers:

OPTION GRANTS DURING FISCAL 2002

			Percentage of
	Options		Total Options			Potential Realizable Value at Assumed
	Granted		Granted to	Exercise		Annual Rates of Stock Price Appreciation
	(No. of		Employees in	Price	Expiration	for Option Term
Name	Shares)		Fiscal Year	($/share)	Date	0%	5%	10%

Rajesh Shrotriya, M.D.	12,000	(1)	2.7%	$4.7500	06/17/2012	$0	$35,847	$90,843
	145,000	(2)	32.4%	1.0555	09/25/2012	0	96,251	243,918
Luigi Lenaz, M.D.	2,000	(3)	0.4%	9.7500	05/17/2012	0	12,263	31,078
	5,000	(1)	1.1%	4.7500	06/17/2012	0	14,936	37,851
	54,750	(2)	12.2%	1.0555	09/25/2012	0	36,343	92,100
John L. McManus	800		0.2%	9.7500	09/21/2002	0	0	0
	3,200	(1)	0.7%	4.0000	08/29/2012	0	8,050	20,400
	39,250	(2)	8.8%	1.0555	09/25/2012	0	26,054	66,026
Ashok Gore, Ph.D.	800	(3)	0.2%	9.7500	05/17/2012	0	4,905	12,431
	10,000	(2)	2.2%	1.0555	09/25/2012	0	6,638	16,822
Alvin J. Glasky, Ph. D	20,000	(4)	4.5%	4.7500	06/17/2012	0	59,745	151,406
Samuel Gulko	8,000	(4)	1.8%	4.7500	06/17/2012	0	23,898	60,562
Jay Huff, M.D.	800	(3)	0.2%	9.7500	05/17/2012	0	4,905	12,431

(1)	These options become exercisable in increments of 25% commencing on June 17, 2002, the date of grant, and 3 months, 6 months and 9 months from June 17, 2002, and have a ten-year term.

(2)	These options become exercisable in increments of 25% commencing on September 25, 2002, the date of grant, and 3 months, 6 months and 9 months from September 25, 2002, and have a ten-year term. The options granted are subject to stockholder approval of an increase in the number of shares of our common stock subject to our 1997 Stock Incentive Plan.

(3)	These options become exercisable in increments of 25% commencing on May 17, 2002, the date of grant, and 3 months, 6 months and 9 months from May 17, 2002, and have a ten-year term.

(4)	These options became fully vested upon the retirement of Dr. Glasky and Mr. Gulko, respectively.

Option Exercises and Values for Fiscal 2002

     The following table sets forth information concerning our common stock option exercises during 2002 and year-end values as of December 31, 2002, for the Named Executive Officers. None of our Named Executive Officers exercised any options in 2002.

AGGREGATED OPTION EXERCISES DURING 2002

OPTION VALUES AT DECEMBER 31, 2002

	Number of
	Shares		Number of Securities Underlying		Value of Unexercised In-the-
	Acquired	Value	Unexercised Options at Year-End		Money Options at Year-End (1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Rajesh J. Shrotriya, M.D.	0	$0	29,100	152,500	$0	$107,953
Luigi Lenaz, M.D.	0	$0	8,500	55,650	$0	$40,761
John L. McManus	0	$0	3,200	39,250	$0	$29,222
Ashok Gore, Ph.D.	0	$0	2,000	10,400	$0	$7,445
Alvin J. Glasky, Ph.D.	0	$0	71,200	0	$0	$0
Samuel Gulko	0	$0	28,000	0	$0	$0
Jay Huff, M.D.	0	$0	2,600	600	$0	$0

(1)	Based upon the closing sale price of the common stock on December 31, 2002, as reported by the Nasdaq SmallCap Market of $1.80 per common share.

Equity Compensation Plan Information

     We issue warrants to non-employees of the Company under equity compensation plans approved by our Board of Directors that are not required to be approved by our security holders. We issued these warrants in circumstances that enable us to adequately compensate, without the payment in cash, for outside consultant services, primarily from underwriters and placement agents who assist us in raising funds for our operations, in order to conserve our cash for operating activities. The number of securities remaining available for future issuance under equity compensation plans not approved by security holders is zero; however, the Board of Directors may approve additional issuance of warrants under circumstances that it decides are appropriate.

     The following table summarizes all equity compensation plans including those approved by security holders and those not approved by security holders, as of December 31, 2002.

(a)
	Number of		(c)
	securities to	(b)	Number of securities
	be issued	Weighted-	remaining available
	upon exercise	average exercise	for future issuance
	of	price of	under equity
	outstanding	outstanding	compensation plans
	options,	options,	(excluding securities
	warrants or	warrants and	reflected in
Plan Category	rights	rights	column (a))

Equity compensation plans approved by security holders (1)	578,486	$37.23	642,394
Equity compensation plans not approved by security holders (2)	492,501	$66.31	0
Employee Stock Purchase Plan(3)	N/A	N/A	9,444

Total	1,070,987	$	651,838

(1)	Consists of stock options outstanding under our 1991 Stock Incentive Plan and our 1997 Stock Incentive Plan.

(2)	Consists of warrants issued to underwriters and placement agents and stock options issued to outside consultants.

(3)	Approved by security holders.

     Further details regarding stock options and warrants issued by the Company are included in footnote 1, 14, and 15 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Comparison of Cumulative Total Returns

     The following graph compares the cumulative, five-year stockholder returns of our common stock with the stockholder returns of the Russell 2000 Index, the Standard & Poor’s Small Cap 600 Index and an old custom peer group index and a new custom peer group index designed to better reflect the shift in our business focus that occurred in 2002. We assumed equal investments of $100 in our common stock and each index on December 31, 1997.

	Dec-97	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02

Spectrum Pharmaceuticals Inc.	$100	$100	$126	$39	$35	$1
Old Peer Index	$100	$87	$114	$162	$133	$79
New Peer Index	$100	$143	$257	$297	$294	$186
S&P SmallCap 600	$100	$99	$111	$124	$132	$113
Russell 2000	$100	$97	$118	$115	$117	$93

The 14-Stock Old Peer Index consists of Axonyx Inc.(since 1Q 99), Cortex Pharmaceuticals Inc., Curis, Inc.(since 4Q 00), Diacrin, Inc., Genset SA — ADR (through 3Q 02), Guilford Pharmaceuticals, Inc., Interneuron Pharmaceuticals Inc., Neurobiological Technologies, Inc., Neurocrine Biosciences, Inc., Neurogen Corporation, NPS Pharmaceuticals, Inc., StemCells, Inc., Synaptic Pharmaceuticals Corporation, and Titan Pharmaceuticals, Inc.

The 8-Stock New Peer Index consists of AVI Biopharma, Inc., Chiron Corp, Corixa Corp, Dendreon Corp (since 3Q 00), Genta Inc., Imclone Systems Inc., MGI Pharma, Inc. and SuperGen Inc.

PROPOSAL 2

PROPOSAL TO APPROVE THE AMENDED AND RESTATED 1997 STOCK INCENTIVE
PLAN, WHICH IN PART INCREASES THE NUMBER OF SHARES OF COMMON STOCK
ISSUABLE FROM 240,000 TO 1,219,000 AND INCREASES THE ANNUAL AWARD LIMIT
FROM 29,600 SHARES TO 500,000 SHARES

     The Board of Directors has adopted, subject to stockholder approval, an amended and restated 1997 Stock Incentive Plan (the “1997 Plan”). The 1997 Plan was amended to in part: (i) increase the number of shares of common stock issuable under the 1997 Plan from 240,000 shares of our common stock to 1,219,000 shares of our common stock and (ii) increase the annual award limit issuable to one individual from 29,600 shares of our common stock to 500,000 shares of our common stock. As of May 9, 2003, there were options to purchase 733,486 shares of common stock outstanding under the 1997 Plan, 529,000 of which had been conditionally granted subject to stockholder approval of the proposed amendment. The additional 1,014,514 shares will be used to issue nonqualified stock options to our employees and officers to purchase 314,000 shares of our common stock at $1.0555 per share, which were granted effective as of September 25, 2002; 20,000 shares of our common stock at $2.01 per share, which were granted effective as of April 1, 2003; 135,000 shares of our common stock at $1.99 per share, which were granted effective as of March 28, 2003; and 60,000 shares of our common stock at $1.00 per share, which were granted effective as of September 27, 2002. The remainder will be reserved for future use by being offered to individuals who meet the qualifications for participation in the 1997 Plan.

     The Board of Directors believes that the proposed amendments to the 1997 Plan are necessary to continue the effectiveness of the 1997 Plan in achieving our objective to attract, motivate and retain the services of qualified employees, officers and directors (including non-employee officers and directors), consultants and other service providers. The Board of Directors believes that the successful development of our business largely depends on the judgment, initiative and efforts of such individuals, and that stock options provide an opportunity to participate in the success and increased value of the Company.

Description of the 1997 Plan

     The following is a description of the principal features of the 1997 Plan, as amended and restated. This description is qualified in its entirety by reference to the text of the 1997 Plan, a copy of which is attached as Annex A. All share numbers have been adjusted to reflect the 25-for-1 reverse split of our outstanding common stock completed on September 6, 2002.

     The 1997 Plan as originally adopted authorized up to 20,000 shares of common stock for issuance. The stockholders subsequently approved amendments to the 1997 Plan at the 1999, 2000, 2001 and 2002 Annual Meetings of Stockholders to increase the number of shares of common stock authorized for issuance to a total of 240,000. If the current proposal is approved, the total authorized shares of common stock subject to the 1997 Plan would be 1,219,000, subject to adjustment in the number of outstanding shares in the event of stock splits, stock dividends or certain other similar changes in the capital structure of the Company, with 529,000 shares of common stock going to fund incentive and nonqualified stock option grants made on September 25, 2002, September 27, 2002, March 28, 2003, and April 1, 2003 to our employees, officers, directors and consultants.

     The 1997 Plan provides for grants of “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonqualified stock options and rights to purchase shares of common stock (“Purchase Rights”). Incentive stock options, nonqualified stock options and Purchase Rights may be granted to employees of the Company and its subsidiaries. Nonqualified stock options and Purchase Rights may be granted to employees of the Company and its subsidiaries, non-employee directors, officers, and consultants. As of May 9, 2003, approximately 27 persons were eligible to participate in the 1997 Plan.

     The Board of Directors, or a committee consisting of two or more members of the Board of Directors, administers the 1997 Plan (the “Administrator”). The Compensation Committee, which is made up of members of our Board of Directors, has been delegated the authority to amend the 1997 Plan and make grants of options and Purchase Rights under the 1997 Plan. The Administrator has the full power and authority to interpret the 1997 Plan, select the recipients of options and Purchase Rights, determine and authorize the type, terms and conditions of, including vesting provisions, and the number of shares subject to, grants under the 1997 Plan, and adopt, amend and rescind rules relating to the 1997 Plan.

     The term of options may not exceed 10 years from the date of grant (5 years in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company). The option exercise price for each share granted may not be less than 85% of the fair market value of a share of common stock at the time such option is granted. The option exercise price for each share granted pursuant to an incentive stock option may not be less than 100% of the fair market value of a share of common stock at the time such option is granted. Additionally, the option exercise price for each share granted pursuant to an option may not be less than 110% of fair market value in the case of an option granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company. Similarly, the purchase price for shares of common stock purchased pursuant to a Purchase Right may not be less than 85% of the fair market value of a share of common stock at the time the Purchase Right is granted, or 115% of fair market value in the case of a Purchase Right granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company.

     The 1997 Plan as originally adopted set the maximum number of shares for which options or Purchase Rights may be granted to any one person during any one calendar year under the 1997 Plan at 4,000. The Board subsequently approved amendments to the 1997 Plan to raise this annual limit to 29,600. The aggregate fair market value of the common stock (determined as of the date of grant) with respect to which incentive stock options granted under the 1997 Plan or any other stock option plan of the Company become exercisable for the first time by any optionee during any calendar year may not exceed $100,000. The exercisability of options outstanding under the 1997 Plan will accelerate upon a change in control of the Company, regardless of whether the options are assumed or new options are issued by the successor corporation.

     The option price of an incentive stock option or nonqualified stock option is payable in full upon exercise, and the purchase price of stock purchased pursuant to a Purchase Right must be paid in full upon the acceptance of the Purchase Right. Payment of the option price upon exercise of a stock option or for shares purchased pursuant to a Purchase Right may be made in cash, by check, by the delivery of shares of common stock (valued at their fair market value as of the date of the exercise of an option or Purchase Right), by the optionee’s or purchaser’s promissory note in a form and on terms acceptable to the Administrator, by the cancellation of indebtedness of the Company to the optionee or purchaser, by the waiver of compensation due or accrued to the optionee or purchaser for services rendered, or by any combination of the foregoing methods of payment. In addition, the option price for options granted under the 1997 Plan may be made by a broker assisted cashless exercise.

     Neither options nor Purchase Rights granted under the 1997 Plan may be transferred other than by will or by the laws of descent and distribution. Shares purchased pursuant to Purchase Rights generally shall be restricted for a period of time, during which such shares may be repurchased by the Company, and therefore these share may not be sold, assigned, pledged or transferred until such time as the Company no longer has the right to reacquire any such shares.

     The Board of Directors and/or the Committee may alter, amend, suspend or terminate the 1997 Plan at any time. However, any changes which affect or impair the rights of any person who holds an outstanding stock option or Purchase Right may not be effected without such person’s consent. Unless sooner terminated by the Board of Directors and/or the Committee, the 1997 Plan will terminate on May 2, 2007.

     The following table contains information concerning the benefits to be received by our officers and directors if the amendments to the 1997 Plan are approved by the stockholders, which represents option grants made on September 25, 2002, September 27, 2002, March 28, 2003 and April 1, 2003, subject to stockholder approval of the increase in the number of shares of common stock subject to the 1997 Plan:

	Weighted Average Exercise
	Price/Exercise Price
Name and Position	($/Share)	Number of Shares

Rajesh Shrotriya, M.D., Chairman, CEO and President	$1.0555	157,000
Luigi Lenaz, M.D., President Oncology Division	$1.66	154,750
John McManus, Vice President Finance & Strategic Planning	$1.0555	39,250
Ashok Gore, Ph.D., Vice President Pharmaceutical Operations and Regulatory Compliance	$1.0555	10,000
All Current Executive Officers as a Group (4 persons)	$1.32	349,000
Non-Executive Director Group (2 persons)	$1.84	24,000
Non-Executive Officer Employee Group (21 persons)	$1.34	113,000

*	As of May 9, 2003, the market value of the Company’s common stock as reported by the Nasdaq Stock Market was $3.20 per share.

Federal Income Tax Consequences

     The following is a general summary under current law of the material federal income tax consequences to participants in the Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to you in light of your personal investment circumstances. This summarized tax information is not tax advice.

     Incentive Stock Options. There is no taxable income to an employee when an incentive stock option is granted or when that option is exercised; however, generally the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be included in the optionee’s alternative minimum taxable income upon exercise. If stock received on exercise of an incentive stock option is disposed of in the same year the option was exercised, and the amount realized is less than the stock’s fair market value at the time of exercise, the amount includable in the alternative minimum taxable income will be the amount realized upon the sale or exchange of the stock, less the taxpayer’s basis in the stock. Gain realized by an optionee upon the sale of the stock issued upon exercise of an incentive stock option is taxable as long-term capital gain, and no tax deduction is available to the Company, unless the optionee disposes of the stock within two years after the date of grant of the option or within one year after the date of exercise. In such event the difference between the option exercise price and the fair market value of the shares on the date of the optionee’s exercise will be taxed at ordinary income tax rates, and, subject to Section 162(m) of the Code (which limits the deductibility of compensation in excess of $1,000,000 for certain executive officers), the Company will be entitled to a deduction to the extent the employee must recognize ordinary income.

     Nonqualified Stock Options. The recipient of a nonqualified stock option will not realize taxable income upon the grant of the option, nor will the Company be entitled to take any deduction. Upon the exercise of a nonqualified stock option, the optionee will realize ordinary income and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction in an amount equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. The Company may be required to withhold taxes on the ordinary income realized by an optionee upon exercise of nonqualified stock options in order to be entitled to the tax deduction. An optionee’s basis for the stock for purposes of determining gain or loss on any subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the nonqualified stock option.

     Purchase Rights. The recipient of restricted stock pursuant to a Purchase Right will not cause a recipient to realize taxable income until the expiration of any repurchase rights retained by the Company with respect to such stock, unless the recipient makes an election under Section 83(b) of the Code to be taxed as of the date of purchase. If no repurchase rights are retained or if a Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of such shares on the date of purchase. If no Section 83(b) election is made or if repurchase rights are retained, the recipient will realize taxable income on each date that the recipient’s ownership rights vest (i.e., when the Company no longer has the right to repurchase all or a portion of the shares). The recipient will recognize ordinary income, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the purchase price paid for such shares. However, if the recipient is subject to Section 16(b) of the Exchange Act, and if no Section 83(b) election was made at the time of purchase, the date that ordinary income is recognized for shares which vest within six months of purchase date shall be deferred to six months from the date of purchase.

     Section 162(m) of the Code. In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and nonqualified benefits) for certain executive officers exceeds $1.0 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any taxable year of the corporation. However, under Section 162(m), the deduction limit does not apply to certain “performance-based” compensation. Stock options will satisfy the “performance-based” exception if (1) the awards are made by a qualifying compensation committee, (2) the plan sets the maximum number of shares that can be granted to any person within a specified period and (3) the compensation is based solely on an increase in the stock price after the grant date. Certain stock options granted under the 1997 Plan may qualify as “performance-based” compensation.

     Other Tax Consequences. We recommend that you consult your personal tax advisors with respect to the federal, foreign (if applicable), state and local tax aspects of option grants, option exercises, rights to purchase and any subsequent dispositions of Common Stock acquired under the Plan.

Vote Required for Approval and Recommendation of the Board of Directors

     Approval of the holders of shares of common stock and Preferred Stock representing a majority of the voting power present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the 1997 Plan, which in part: (i) increases the number of shares of common stock issuable under the 1997 Plan by 240,000 shares of our common stock to 1,219,000 shares of our common stock, and (ii) increases the annual award limit issuable to one individual from 29,600 shares of our common stock to 500,000 shares of our common stock. Broker non-votes with respect to this proposal will not be counted in determining whether this proposal is approved. Proxies marked “abstain” or a vote to abstain by a stockholder present in person at the Annual Meeting will have the same legal effect as a vote “against” the matter because it represents a share present or represented at the Annual Meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act, as amended (the “Exchange Act”) requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and persons who beneficially own more than ten percent of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     Based solely upon its review of the copies of reporting forms furnished to the Company, and written representations that no other reports were required, we believe that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors, officers and any persons holding 10% or more of the Company’s common stock with respect to the Company’s fiscal year ended December 31, 2002, were satisfied on a timely basis, except that Mark J. Glasky, Ann C. Kessler, Ph.D., Armin M. Kessler, Eric L. Nelson, Ph.D., D.Sc., Carol O’Cleireacain, Ph.D., and Paul H. Silverman, Ph.D., D.Sc. each filed one Form 4 late to report the grant to each of them of an option to purchase 2,400 shares of our common stock, each of which was an exempt transaction under Section 16 of the Exchange Act. In addition, Michael P. McManus filed one Form 3 late to report his holdings upon becoming a reporting officer.

OTHER MATTERS

     The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, the persons named in the enclosed proxy will have the discretion to vote on such matters in accordance with their best judgment.

     A complete copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, with all Exhibits filed therewith, is available at the Securities and Exchange Commission’s web site at www.sec.gov under EDGAR filings. The Company will provide to you a copy of its Form 10-K by writing the Company at 157 Technology Drive, Irvine, California 92618, Attn: John McManus, Vice President Finance and Strategic Planning and Investor Relations. Exhibits filed with our Form 10-K, and amendment numbers one and two to our Form 10-K/A, will be provided upon written request, in the same manner noted above, at a nominal per page charge.

ADDITIONAL INFORMATION

     Stockholder Proposals for the 2004 Annual Meeting. It is contemplated that the 2004 Annual Meeting of Stockholders will be held on June 18, 2004. Under Rule 14a-8 of the Securities and Exchange Commission Act of 1934, any stockholder desiring to submit a proposal for action at the 2004 Annual Meeting of Stockholders and inclusion in the Company’s proxy statement with respect to such Annual Meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than January 16, 2004, in order to be considered for inclusion in the Company’s proxy statement relating to such Annual Meeting. Matters pertaining to such proposals, including the number and length thereof, and the eligibility of persons entitled to have such proposals included, are regulated by the Securities Exchange Act of 1934, the Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

     Rule 14a-4(c)(1) of the Securities Exchange Act of 1934 governs the Company’s use of its discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the Company’s proxy statement. Rule 14a-4(c)(1) provides that if a proponent of a proposal fails to notify the Company on or before March 31, 2004, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the Annual Meeting, without any discussions of the matter in the proxy statement.

     Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. We have retained Georgeson Shareholder Communications Inc. (“Georgeson”), 17 State Street, New York, New York 10004, to aid in the solicitation. For these services, we will pay Georgeson a fee of $5,000 and reimburse them for certain out-of-pocket disbursements and expenses. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

     The required financial information included in the Company’s Annual Report on Form 10-K which is being mailed to each stockholder with this Proxy Statement, is hereby incorporated by reference.

May 16, 2003	By Order of the Board of Directors

/s/ Carol Gruetter

Carol Gruetter
Secretary

ANNEX A

SPECTRUM PHARMACEUTICALS, INC.

AMENDED AND RESTATED

1997 STOCK INCENTIVE PLAN
(As Amended and Restated Effective as of April 14, 2003)

     The SPECTRUM PHARMACEUTICALS, INC. AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN (formerly the NeoTherapeutics, Inc. Amended and Restated 1997 Stock Incentive Plan) (the “Plan”) was originally established by Spectrum Pharmaceuticals, Inc. (formerly known as NeoTherapeutics, Inc.) (the “Company”), and first adopted by its Board of Directors as of the 2nd day of May, 1997 (the “Effective Date”). The Plan has been renamed and amended and restated effective as of April 14, 2003.

Article 1.

PURPOSES OF THE PLAN

     1.1    Purposes. The purposes of the Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified Employees, Officers and Directors (including non-employee Officers and Directors), and Consultants upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

Article 2.

DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings indicated:

     2.1    Administrator. “Administrator” means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

     2.2    Affiliated Company. “Affiliated Company” means any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

     2.3    Board. “Board” means the Board of Directors of the Company.

     2.4    Change in Control. “Change in Control” shall mean (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (iii) a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (v) the approval by the shareholders of a plan or proposal for the liquidation or dissolution of the Company.

     2.5     Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

     2.6     Committee. “Committee” means a committee of two or more members of the Board appointed to administer and/or amend the Plan, as set forth in Sections 7.1 and 9.1, respectively, hereof.

     2.7     Common Stock. “Common Stock” means the Common Stock, no par value, of the Company, subject to adjustment pursuant to Section 4.2 hereof.

     2.8     Consultant. “Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.

     2.9      Director. “Director” means a member of the Board.

     2.10    Disability. “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator’s determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

     2.11    Effective Date. “Effective Date” means the date on which the Plan is adopted by the Board, as set forth on the first page hereof.

     2.12    Employee. “Employee” means any person, including an Officer or Director, who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Affiliated Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Affiliated Company, or any successor. For purposes of Incentive Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.

     2.13    Exercise Price. “Exercise Price” means the purchase price per share of Common Stock payable upon exercise of an Option.

     2.14    Fair Market Value. “Fair Market Value” on any given date means the value of one share of Common Stock, determined as follows:

          (a)    If the Common Stock is then listed or admitted to trading on a NASDAQ market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such NASDAQ market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such NASDAQ market system or such exchange on the next preceding day for which a closing sale price is reported.

          (b)    If the Common Stock is not then listed or admitted to trading on a NASDAQ market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

          (c)    If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

     2.15    Incentive Option. “Incentive Option” means any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

     2.16    Incentive Option Agreement. “Incentive Option Agreement” means an Option Agreement with respect to an Incentive Option.

     2.17    NASD Dealer. “NASD Dealer” means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

     2.18    Nonqualified Option. “Nonqualified Option” means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Shareholder or because it exceeds the annual limit provided for in Section 5.6 below, it shall to that extent constitute a Nonqualified Option.

     2.19    Nonqualified Option Agreement. “Nonqualified Option Agreement” means an Option Agreement with respect to a Nonqualified Option.

     2.20    Offeree. “Offeree” means a Participant to whom a Right to Purchase has been offered or who has acquired Restricted Stock under the Plan.

     2.21    Officer. “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

     2.22    Option. “Option” means any option to purchase Common Stock granted pursuant to the Plan.

     2.23    Option Agreement. “Option Agreement” means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

     2.24    Optionee. “Optionee” means a Participant who holds an Option.

     2.25    Participant. “Participant” means an individual or entity who holds an Option, a Right to Purchase or Restricted Stock under the Plan.

     2.26    Purchase Price. “Purchase Price” means the purchase price per share of Restricted Stock payable upon acceptance of a Right to Purchase.

     2.27    Restricted Stock. “Restricted Stock” means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

     2.28    Right to Purchase. “Right to Purchase” means a right to purchase Restricted Stock granted to an Offeree pursuant to Article 6 hereof.

     2.29    Service Provider. “Service Provider” means a Employee, Director or Consultant.

     2.30    Stock Purchase Agreement. “Stock Purchase Agreement” means the written agreement entered into between the Company and the Offeree with respect to a Right to Purchase offered under the Plan.

     2.31    10% Shareholder. “10% Shareholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

Article 3.

ELIGIBILITY

     3.1      Incentive Options. Officers and other key Employees of the Company or of an Affiliated Company (including Directors if they are Employees) are eligible to receive Incentive Options under the Plan.

     3.2      Nonqualified Options and Rights to Purchase. Officers and other key Employees of the Company or of an Affiliated Company, Directors (whether or not employed by the Company or an Affiliated Company), and Consultants are eligible to receive Nonqualified Options or Rights to Purchase under the Plan.

     3.3      Limitation on Shares. In no event shall any Participant be granted Options or Rights to Purchase in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds 500,000 shares.

Article 4.

PLAN SHARES

     4.1      Shares Subject to the Plan. A total of 1,219,000 shares of Common Stock may be issued under the Plan, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option or Right to Purchase granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or such Right to Purchase, or the shares so reacquired, shall again be available for grant or issuance under the Plan.

     4.2      Changes in Capital Structure. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding Option Agreements, Rights to Purchase and Stock Purchase Agreements in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

Article 5.

OPTIONS

     5.1    Option Agreement. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable, including, without limitation, the imposition of any rights of first refusal and resale obligations upon any shares of Common Stock acquired pursuant to an Option Agreement. Each Option Agreement may be different from each other Option Agreement.

     5.2    Exercise Price. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 85% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Option is granted is a 10% Shareholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Option is granted.

     5.3     Payment of Exercise Price. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee that have been held by the Optionee for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Optionee’s promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Optionee; (f) the waiver of compensation due or accrued to the Optionee for services rendered; (g) provided that a public market for the Common Stock exists, a “same day sale” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (h) provided that a public market for the Common Stock exists, a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (i) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

     5.4    Term and Termination of Options. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Shareholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

     5.5    Vesting and Exercise of Options. Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator; provided, however, that, except with regard to Options granted to Officers, Directors or Consultants, in no event shall an Option granted hereunder become vested and exercisable at a rate of less than twenty percent (20%) per year over five (5) years from the date the Option is granted, subject to reasonable conditions, such as continuing to be a Service Provider. No Option granted to an Optionee may be exercised to any extent by anyone after the first to occur of the following events:

          (a)    the expiration of 12 months from the date of the Participant ceases to be a Service Provider as a result of the Participant’s death;

          (b)    the expiration of 12 months from the date the Participant’s ceases to be a Service Provider as a result of the Participant’s Disability;

          (c)    the expiration of three months from the date the Participant ceases to be a Service Provider for any reason other than such Participant’s death or his or her Disability, unless the Participant dies within said three-month period; or

          (d)    the expiration of the Option in accordance with Section 5.4.

     5.6    Annual Limit on Incentive Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock shall not, with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year, exceed $100,000.

     5.7    Nontransferability of Options. No Option shall be assignable or transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such Optionee; provided, however, that, in the discretion of the Administrator, any Option may be assigned or transferred in any manner which an “incentive stock option” is permitted to be assigned or transferred under the Code.

     5.8    Rights as Shareholder. An Optionee or permitted transferee of an Option shall have no rights or privileges as a shareholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

Article 6.

RIGHTS TO PURCHASE

     6.1    Nature of Right to Purchase. A Right to Purchase granted to an Offeree entitles the Offeree to purchase, for a Purchase Price determined by the Administrator, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives.

     6.2    Acceptance of Right to Purchase. An Offeree shall have no rights with respect to the Restricted Stock subject to a Right to Purchase unless the Offeree shall have accepted the Right to Purchase within ten (10) days (or such longer or shorter period as the Administrator may specify) following the grant of the Right to Purchase by making payment of the full Purchase Price to the Company in the manner set forth in Section 6.3 hereof and by executing and delivering to the Company a Stock Purchase Agreement. Each Stock Purchase Agreement shall be in such form, and shall set forth the Purchase Price and such other terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Stock Purchase Agreement may be different from each other Stock Purchase Agreement.

     6.3    Payment of Purchase Price. Subject to any legal restrictions, payment of the Purchase Price upon acceptance of a Right to Purchase Restricted Stock may be made, in the discretion of the Administrator, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Offeree that have been held by the Offeree for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Offeree’s promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Offeree; (f) the waiver of compensation due or accrued to the Offeree for services rendered; or (g) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

     6.4    Rights as a Shareholder. Upon complying with the provisions of Section 6.2 hereof, an Offeree shall have the rights of a shareholder with respect to the Restricted Stock purchased pursuant to the Right to Purchase, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in the Stock Purchase Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Stock Purchase Agreement.

     6.5     Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Stock Purchase Agreement. In the event of termination of a Participant’s status as a Service Provider for any reason whatsoever (including death or disability), the Stock Purchase Agreement may provide, in the discretion of the Administrator, that the Company shall have the right, exercisable at the discretion of the Administrator, to repurchase (i) at the original Purchase Price, any shares of Restricted Stock which have not vested as of the date of termination, and (ii) at Fair Market Value, any shares of Restricted Stock which have vested as of such date, on such terms as may be provided in the Stock Purchase Agreement, provided, however, that to the extent required by Section 260.140.41 and Section 260.140.42 of Title 10 of the California Code of Regulations, any such repurchase right set forth in a Right to Purchase to a person who is not an Officer, Director or Consultant shall be upon the following terms: if the repurchase option gives the Company the right to repurchase the shares of Restricted Stock upon termination as a Service Provider at the original purchase price for such Shares, then (A) the right to repurchase at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the shares per year over five (5) years from the date the Right to Purchase is granted (without respect to the date the Right to Purchase was exercised or became exercisable) and (B) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within ninety (90) days of termination of status as a Service Provider (or, in the case of shares issued upon exercise of Rights to Purchase, after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Plan participant.

     6.6    Vesting of Restricted Stock. The Stock Purchase Agreement shall specify the date or dates, the performance goals or objectives which must be achieved, and any other conditions on which the Restricted Stock may vest; provided, however, that to the extent required to comply with applicable securities laws, the terms of such shares of Restricted Stock shall comply with the requirements set forth in Section 260.140.42 of Title 10 of the California Code of Regulations.

     6.7    Dividends. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

     6.8    Nonassignability of Rights. No Right to Purchase shall be assignable or transferable except by will or the laws of descent and distribution or as otherwise provided by the Administrator.

Article 7.

ADMINISTRATION OF THE PLAN

     7.1    Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the “Committee”). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

     7.2     Powers of the Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options or Nonqualified Options shall be granted and Rights to Purchase shall be offered, the number of shares to be represented by each Option and Right to Purchase and the consideration to be received by the Company upon the exercise thereof; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements and Stock Purchase Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant’s rights under any Option or Right to Purchase under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Stock Purchase Agreement; (g) to accelerate the vesting of any Option or release or waive any repurchase rights of the Company with respect to Restricted Stock; (h) to extend the exercise date of any Option or acceptance date of any Right to Purchase; (i) to provide for rights of first refusal and/or repurchase rights; (j) to amend outstanding Option Agreements and Stock Purchase Agreements to provide for, among other things, any change or modification which the Administrator could have provided for upon the grant of an Option or Right to Purchase or in furtherance of the powers provided for herein; and (k) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

     7.3     Limitation on Liability. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

Article 8.

CHANGE IN CONTROL

     8.1    Change in Control. In order to preserve a Participant’s rights in the event of a Change in Control of the Company, (i) the time period relating to the exercise or realization of all outstanding Options, Rights to Purchase and Restricted Stock shall automatically accelerate immediately prior to the consummation of such Change in Control, and (ii) with respect to Options and Rights to Purchase, the Administrator in its discretion may, at any time an Option or Right to Purchase is granted, or at any time thereafter, take one or more of the following actions: (A) provide for the purchase or exchange of each Option or Right to Purchase for an amount of cash or other property having a value equal to the difference, or spread, between (x) the value of the cash or other property that the Participant would have received pursuant to such Change in Control transaction in exchange for the shares issuable upon exercise of the Option or Right to Purchase had the Option or Right to Purchase been exercised immediately prior to such Change in Control transaction and (y) the Exercise Price of such Option or the Purchase Price under such Right to Purchase, (B) adjust the terms of the Options and Rights to Purchase in a manner determined by the Administrator to reflect the Change in Control, (C) cause the Options and Rights to Purchase to be assumed, or new rights substituted therefor, by another entity, through the continuance of the Plan and the assumption of outstanding Options and Rights to Purchase, or the substitution for such Options and Rights to Purchase of new options and new rights to purchase of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and Exercise Prices, in which event the Plan and such Options and Rights to Purchase, or the new options and rights to purchase substituted therefor, shall continue in the manner and under the terms so provided, or (D) make such other provision as the Administrator may consider equitable. If the Administrator does not take any of the forgoing actions, all Options and Rights to Purchase shall terminate upon the consummation of the Change in Control and the Administrator shall cause written notice of the proposed transaction to be given to all Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

Article 9.

AMENDMENT AND TERMINATION OF THE PLAN

     9.1    Amendments. The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. In addition, the Board may delegate such power in whole or in part to the Committee. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement or Stock Purchase Agreement without such Participant’s consent. The Board and/or Committee may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

     9.2    Plan Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options or Rights to Purchase may be granted under the Plan thereafter, but Option Agreements, Stock Purchase Agreements and Rights to Purchase then outstanding shall continue in effect in accordance with their respective terms.

Article 10.

TAX WITHHOLDING

     10.1    Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or Restricted Stock issued under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted Stock or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant’s tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

Article 11.

MISCELLANEOUS

     11.1    Benefits Not Alienable. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

     11.2     No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to limit the right of the Company or any Affiliated Company to discharge any Participant at any time.

     11.3    Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Stock Purchase Agreements, except as otherwise provided herein, will be used for general corporate purposes.

     11.4     Information to Holders and Purchasers. To the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall provide to each Participant and to each individual who acquires shares of Common Stock pursuant to the Plan, not less frequently than annually during the period such Participant or purchaser has one or more Options or Rights to Purchase outstanding, and, in the case of an individual who acquires shares of Common Stock pursuant to the Plan, during the period such individual owns such shares, copies of annual financial statements. Notwithstanding the preceding sentence, the Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

ANNEX B

SPECTRUM PHARMACEUTICALS, INC.

AUDIT COMMITTEE
CHARTER AND POWERS

RESOLVED, that the charter and powers of the Audit Committee of the Board of Directors (“the Audit Committee”) shall be as set forth below:

I.	PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to the shareholders, potential shareholders and investment community by: overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company; overseeing that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company; and overseeing that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policy. Therefor, the Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Company’s independent accountants and the Company’s internal staff.

•	Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

•	Provide and monitor the Company’s Code of Conduct.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities listed below in Section IV of this Charter.

II.	COMPOSITION

The Audit Committee shall be comprised of three or more directors determined by the Board, each of whom shall be independent directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgement as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or outside.

The members of the Committee and the Chair shall be elected by the Board at the first Board meeting following the annual shareholders’ meeting, or until their successors shall be duly elected and qualified.

III.	MEETINGS

The Committee shall meet at least four times annually, inclusive of telephonic meetings, or more frequently as circumstances dictate. Special meetings may be called by the Chair or at the request of the independent accountants. As part of its job to foster open communications, the Committee shall meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee, or at least its Chair, should confer with the independent accountants and management quarterly to review the Company’s financials, consistent with IV below.

IV.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Meet and Review Documents/Reports

1.	Review and update this Charter periodically, at least annually, as conditions dictate.

2.	Review the Company’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review, rendered by the independent accountants.

3.	Review with financial management and the independent accountants the 10-Q prior to its filing. The Chair may represent the entire Committee for purposes of this review.

4.	Report through the Chair to the Board of Directors following meetings of the Audit Committee.

5.	Maintain minutes or other records of meetings and activities of the Audit Committee.

6.	Monitor the Company’s Code of Conduct.

Independent Accountants

7.	Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants’ independence.

8.	Review the performance of the independent accountants and recommend to the Board any discharge of the independent accountants when circumstances warrant.

9.	Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company’s financial statements.

Financial Reporting Processes

10.	In consultation with the independent accountants, review the integrity of the Company’s financial reporting processes, both internal and external.

11.	Consider the independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied to financial reporting.

12.	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants or management.

Process Improvement

13.	Establish regular and separate systems of reporting to the Audit Committee by management and the independent accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to the appropriateness of such judgments.

14.	Following completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

15.	Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

16.	Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Ethical and Legal Compliance

17.	Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

18.	Review management’s monitoring of the Company’s compliance with the Code of Conduct, to assure that management has the proper review system in place to guarantee that the Company’s financial statements, reports and other financial information — disseminated to the government and the public — satisfy legal requirements.

19.	Review with the Company’s counsel, legal compliance matters including corporate securities trading policies.

20.	Review with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

21.	Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

PROXY

SPECTRUM PHARMACEUTICALS, INC.
157 Technology Drive
Irvine, California 92618

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
SPECTRUM PHARMACEUTICALS, INC.

     The undersigned hereby appoints Dr. Rajesh C. Shrotriya and John L. McManus, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all the shares of SPECTRUM PHARMACEUTICALS, INC. which the undersigned is entitled to vote at the 2003 Annual Meeting of Stockholders to be held at the Company’s corporate office located at 157 Technology Drive, Irvine, California on June 20, 2003, at 3:30 P.M., and at any and all adjournments or postponements thereof, as follows:

1.	Election of Class I Directors:

☐	FOR	☐	WITHHOLD AUTHORITY
all nominees listed below (except as indicated to the contrary below)		to vote for all nominees listed below

DILIP J. MEHTA, M.D., PH.D., PAUL H. SILVERMAN, PH.D., D.SC. AND JULIUS A. VIDA, PH.D.

(INSTRUCTIONS: To withhold authority to vote for any
nominee, print that nominee’s name in the space provided below.)

2.	Proposal to approve the Amended and Restated 1997 Stock Incentive Plan, which in part increases the number of shares of common stock issuable from 240,000 to 1,219,000 and increases the annual award limit from 29,600 shares to 500,000 shares.

☐	FOR	☐	AGAINST	☐	ABSTAIN

     This Proxy when properly executed will be voted in the manner directed above. If no direction is given, this proxy will be voted FOR the election of the nominees listed above and FOR proposal number 2.

IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

(continued from reverse side)

     This Proxy confers discretionary authority to vote on any other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement (with all enclosures and attachments) dated May 16, 2003.

Dated:	2003

Signature

Signature if held jointly

Please date this Proxy and sign it exactly as your name or names appear hereon. When shares are held by two or more persons, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.

Please mark, sign, date and return this Proxy promptly using the enclosed envelope. If your address is incorrectly shown, please print changes.

☐ I/we plan to attend the Annual Meeting of Stockholders.